EXHIBIT 10.6

                                CREDIT AGREEMENT

                            DATED AS OF MAY 28, 1998

                                      AMONG

                               ENGLE HOMES, INC.,
                             a Florida corporation,
                                  as Borrower,

                                       AND

                             THE BANKS NAMED HEREIN,
                                    as Banks,

                                       AND

               SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATION,
                         a national banking association,
                            as Administrative Agent,

                                       AND

                               NATIONSBANK, N.A.,
                         a national banking association,
                             as Documentation Agent


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                                TABLE OF CONTENTS

                                                                                                               Page
ARTICLE I                  DEFINITIONS............................................................................1

ARTICLE II                 THE CREDITS...........................................................................24

         2.1               Commitment............................................................................24
         2.2               Required Payments.....................................................................24
         2.3               Ratable Loans.........................................................................25
         2.4               Types of Advances.....................................................................26
         2.5               Fees; Reduction in Commitment.........................................................26
         2.6               Minimum Amount of Each Advance........................................................28
         2.7               Optional Principal Payments...........................................................28
         2.8               Method of Selecting Types and Interest Periods for
                                    New Advances.................................................................29
         2.9               Conversion and Continuation of Outstanding Advances...................................29
         2.10              Changes in Interest Rate, etc.........................................................29
         2.11              Determination of Applicable Margins and Applicable
                                    Unused Commitment Rate.......................................................30
         2.12              Types of Advances and Rates Applicable During Default.................................30
         2.13              Method of Payment.....................................................................31
         2.14              Notes; Telephonic Notices............................................................ 31
         2.15              Interest Payment Dates; Interest Basis................................................32
         2.16              Notification of Advances, Interest Rates, Prepayments
                                    and Commitment Reductions....................................................32
         2.17              Lending Installations.................................................................32
         2.18              Non-Receipt of Funds by Agent.........................................................32
         2.19              Swing Line............................................................................32
         2.20              Withholding Tax Exemption.............................................................34
         2.21              Extension of Facility Maturity Date...................................................35
         2.22              Conversion Period.....................................................................36
         2.23              Replacement of Certain Banks..........................................................38

ARTICLE III                CHANGE IN CIRCUMSTANCES...............................................................39

         3.1               Yield Protection......................................................................39
         3.2               Changes in Capital Adequacy Regulations...............................................40
         3.3               Availability of Types of Advances.....................................................40
         3.4               Funding Indemnification...............................................................41
         3.5               Bank Statements; Survival of Indemnity................................................41

ARTICLE IV                 THE LETTER OF CREDIT FACILITY.........................................................41

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         4.1               Facility Letters of Credit............................................................41
         4.2               Limitations...........................................................................41
         4.3               Conditions............................................................................42
         4.4               Procedure for Issuance of Facility Letters of Credit..................................43
         4.5               Duties of Issuing Bank................................................................44
         4.6               Participation.........................................................................45
         4.7               Compensation for Facility Letters of Credit...........................................46
         4.8               Issuing Bank Reporting Requirements...................................................47
         4.9               Indemnification; Nature of Issuing Bank's Duties......................................47
         4.10              No Obligation to Issue................................................................49
         4.11              Obligations of Issuing Bank and Other Banks...........................................49

ARTICLE V                  CONDITIONS PRECEDENT..................................................................49

         5.1               Initial Advance.......................................................................49
         5.2               Each Advance..........................................................................50

ARTICLE VI                 REPRESENTATIONS AND WARRANTIES........................................................51

         6.1               Existence and Standing................................................................51
         6.2               Authorization and Validity............................................................51
         6.3               No Conflict; Government Consent.......................................................52
         6.4               Financial Statements and Condition....................................................52
         6.5               Material Adverse Change...............................................................52
         6.6               Taxes.................................................................................52
         6.7               Litigation and Contingent Obligations.................................................53
         6.8               Subsidiaries..........................................................................53
         6.9               ERISA.................................................................................53
         6.10              Accuracy of Information...............................................................53
         6.11              Regulations G, U and X................................................................53
         6.12              Material Agreements...................................................................53
         6.13              Labor Disputes and Acts of God........................................................54
         6.14              Ownership.............................................................................54
         6.15              Operation of Business.................................................................54
         6.16              Laws; Environment.....................................................................54
         6.17              Investment Company Act................................................................55
         6.18              Public Utility Holding Company Act and
                                    and Similar Acts.............................................................55
         6.19              Indenture Provisions..................................................................55
         6.20              Year 2000 Compliance..................................................................55

ARTICLE VII       AFFIRMATIVE COVENANTS..........................................................................55

                                       ii


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         7.1               Financial and Other Reporting.........................................................56
         7.2               Use of Proceeds.......................................................................58
         7.3               Notice of Certain Events..............................................................58
         7.4               Conduct of Business...................................................................59
         7.5               Taxes.................................................................................59
         7.6               Insurance.............................................................................59
         7.7               Compliance with Laws..................................................................59
         7.8               Maintenance of Properties.............................................................59
         7.9               Inspection............................................................................59
         7.10              Environment...........................................................................60
         7.11              Wholly Owned Status...................................................................60
         7.12              Ranking of Obligations................................................................60
         7.13              Retirement of Old Senior Notes........................................................60
         7.14              Year 2000 Compliance..................................................................60

ARTICLE VIII      NEGATIVE COVENANTS.............................................................................61

         8.1               Dividends.............................................................................61
         8.2               Indebtedness..........................................................................61
         8.3               Merger................................................................................62
         8.4               Sale of Assets........................................................................63
         8.5               Investments and Acquisitions..........................................................63
         8.6               Liens.................................................................................64
         8.7               Redemption............................................................................65
         8.8               Affiliates............................................................................66
         8.9               Subordinated Indebtedness.............................................................66
         8.10              Amendments............................................................................66
         8.11              Negative Pledge Agreements Prohibited; and
                                    other Prohibited Agreements..................................................66
         8.12              Intercompany Debt.....................................................................66
         8.13              Ancillary Business Limitations........................................................66
         8.14              Fiscal Year Calculation...............................................................67
         8.15              Material Adverse Effect...............................................................67

ARTICLE IX                 FINANCIAL COVENANTS...................................................................67

         9.1               Minimum Consolidated Tangible Net Worth Test..........................................67
         9.2               Leverage Test.........................................................................67
         9.3               Interest Coverage Test................................................................67
         9.4               Fixed Charge Coverage Test............................................................67
         9.5               Dividend Payout Test..................................................................67
         9.6               Land Holding Test.....................................................................67

ARTICLE X                  EVENTS OF DEFAULT.....................................................................68

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         10.1              Representations and Warranties........................................................68
         10.2              Non-payment...........................................................................68
         10.3              Other Defaults........................................................................68
         10.4              Other Indebtedness....................................................................68
         10.5              Bankruptcy............................................................................69
         10.6              Receiver..............................................................................69
         10.7              Judgment..............................................................................70
         10.8              Unfunded Liabilities..................................................................70
         10.9              Withdrawal Liability..................................................................70
         10.10             Increased Contributions...............................................................70
         10.11             Change in Control.....................................................................70
         10.12             Dissolution...........................................................................71
         10.13             Guaranty..............................................................................71
         10.14             Collateral............................................................................71
         10.15             Financial Covenants...................................................................71
         10.16             Senior Debt Rating....................................................................71

ARTICLE XI                 ACCELERATION, WAIVERS, AMENDMENTS
                                    AND REMEDIES.................................................................72

         11.1              Acceleration; Remedies................................................................72
         11.2              Amendments............................................................................72
         11.3              Preservation of Rights................................................................73
         11.4              New Guarantor.........................................................................74

ARTICLE XII                GENERAL PROVISIONS....................................................................74

         12.1              Survival of Representations...........................................................74
         12.2              Governmental Regulation...............................................................74
         12.3              Taxes.................................................................................74
         12.4              Headings..............................................................................75
         12.5              Entire Agreement......................................................................75
         12.6              Nature of Obligations; Benefits of this Agreement.....................................75
         12.7              Expenses; Indemnification.............................................................75
         12.8              Numbers of Documents..................................................................75
         12.9              Accounting............................................................................75
         12.10             Severability of Provisions............................................................76
         12.11             Nonliability of Banks and Issuing Bank................................................76
         12.12             CHOICE OF LAW.........................................................................76
         12.13             Arbitration...........................................................................76
         12.14             CONSENT TO JURISDICTION...............................................................77
         12.15             WAIVER OF JURY TRIAL..................................................................78
         12.16             Confidentiality.......................................................................78

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         12.17             Limit on Interest.....................................................................78

ARTICLE XIII               AGENT.................................................................................79

         13.1              Appointment...........................................................................79
         13.2              Powers................................................................................79
         13.3              General Immunity......................................................................79
         13.4              No Responsibility for Loans, Recitals, etc............................................79
         13.5              Action on Instructions of Banks.......................................................79
         13.6              Employment of Agents and Counsel......................................................80
         13.7              Reliance on Documents; Counsel........................................................80
         13.8              Agent's Reimbursement and Indemnification.............................................80
         13.9              Rights as a Bank or Issuing Bank......................................................80
         13.10             Bank Credit Decision..................................................................81
         13.11             Successor Agent.......................................................................81
         13.12             Agent's Fee...........................................................................81

ARTICLE XIV                SETOFF; RATABLE PAYMENTS..............................................................82

         14.1              Setoff................................................................................82
         14.2              Ratable Payments......................................................................82

ARTICLE XV                 BENEFIT OF AGREEMENT, ASSIGNMENTS;
                                    PARTICIPATIONS...............................................................82

         15.1              Successors and Assigns................................................................82
         15.2              Participations........................................................................83
                                    15.2.1  Permitted Participants; Effect.......................................83
                                    15.2.2  Voting Rights........................................................83
                                    15.2.3  Benefit of Setoff....................................................83
         15.3              Assignments...........................................................................83
                                    15.3.1  Permitted Assignments................................................83
                                    15.3.2  Effect; Effective Date...............................................84
         15.4              Dissemination of Information..........................................................85
         15.5              Tax Treatment.........................................................................85

ARTICLE XVI                NOTICES...............................................................................85

         16.1              Giving Notice.........................................................................85
         16.2              Change of Address.....................................................................85

ARTICLE XVII      COUNTERPARTS...................................................................................86
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                                       v

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                         LIST OF SCHEDULES AND EXHIBITS

EXHIBITS:

EXHIBIT "A"       Form of Environmental Agreement
EXHIBIT "B"       Form of Guaranty
EXHIBIT "C"       Form of Mortgage
EXHIBIT "D"       Form of Note
EXHIBIT "E"       Form of Borrowing Notice
EXHIBIT "F"       Form of Opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen
                  & Quentel, P.A.
EXHIBIT "G"       Form of Opinion of General Counsel
EXHIBIT "H"       Compliance Certificate of Authorized Officer (Financial
                  Covenant Tests)
EXHIBIT "I"       Assignment (with Form of Notice of Assignment attached as
                  EXHIBIT "1")

SCHEDULES:

SCHEDULE "A"      List of Banks and their Commitments

SCHEDULE "1"      Refinanced Loans

SCHEDULE "4.4"    Existing Letters of Credit

SCHEDULE "6.3"    Required Orders, Consents and Approvals

SCHEDULE "6.4"    Existing Indebtedness

SCHEDULE "6.7"    Existing Litigation and Proceedings

SCHEDULE "6.8"    Subsidiaries

SCHEDULE "8.2(II)" Permitted Indebtedness

                                       vi

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                                CREDIT AGREEMENT

         THIS AGREEMENT is entered into as of May 28, 1998, among ENGLE HOMES, INC., a Florida corporation, and SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATION, a national banking association, as Agent for the Banks, and the following Banks (also listed on the signature pages of this Agreement): SUNTRUST BANK, SOUTH FLORIDA, NATIONAL ASSOCIATION, NATIONSBANK, N.A., BANKBOSTON, N.A., BANK ONE, ARIZONA, N.A., NORWEST BANK COLORADO, NATIONAL ASSOCIATION, GUARANTY FEDERAL BANK, FSB, CREDIT LYONNAIS ATLANTA AGENCY AND BANQUE PARIBAS. The parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         As used in this Agreement:

         "Actual Cost" means the total actual direct costs incurred by a Guarantor (excluding interest expense, overhead, closing, carrying and other indirect costs), calculated in accordance with GAAP.

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which Borrower or any Guarantor (i) acquires any going concern or all or substantially all of the assets of any firm, corporation or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding partnership or other ownership interests of a partnership, joint venture, limited liability company or other similar business organization.

         "Administrative Agent" means the Agent.

         "Advance" means a borrowing hereunder consisting of the aggregate amount of the several Loans made by Banks (or Swing Line Advances made by SunTrust) to Borrower of the same Type and, in the case of a LIBOR Advance, for the same Interest Period.

         "Affected Bank" is defined in Section 2.23.

         "Affiliate of any Person" means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person beneficially owns (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Affiliate" means any Person which directly or indirectly controls, or is controlled by, or is under common control with, Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

         "Agent" means SunTrust Bank, South Florida, National Association, a national banking association, in its capacity as agent for Banks pursuant to
Article XIII, and not in its individual capacity as a Bank, and any successor Agent appointed pursuant to Article XIII. The Documentation Agent is not the Agent.

         "Aggregate Available Credit" means the aggregate of the Available Credits of all of Banks.

         "Aggregate Commitment" means the aggregate of the Commitments of all Banks, as reduced from time to time pursuant to the terms hereof. As of the date of this Agreement, the Aggregate Commitment is $170,000,000.00.

         "Aggregate Senior Indebtedness" means the aggregate principal balance outstanding with respect to (i) the Senior Notes, (ii) the Old Senior Notes,
(iii) any Refinancing Indebtedness of the Senior Notes and the Old Senior Notes, and (iv) any other Public Indebtedness.

         "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Applicable LIBOR Rate Margin" means, as at any date of determination, the margin indicated in Section 2.11 as then applicable in the determination of LIBOR Rates.

         "Applicable Unused Commitment Rate" means, as at any date of determination, the rate per annum indicated in Section 2.11 as then applicable in the determination of the Unused Commitment Fee under Section 2.5(b).

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any one or more of the chairman, president, chief executive officer, executive vice president, chief financial officer, treasurer, or any vice president or other officer of Borrower or each Guarantor, as applicable, acting singly or together, in accordance with the applicable resolutions and bylaws of Borrower or such Guarantor.

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         "Available Credit" means, at any date with respect to any Bank, the amount (if any) by which such Bank's Commitment exceeds the sum of (i) the outstanding principal balance of such Bank's Loans as of such date, plus (ii) such Bank's ratable share (determined in accordance with Section 4.6) of the Facility Letter of Credit Obligations as of such date.

         "Banks" means the lending institutions listed on SCHEDULE "A" attached hereto and on the signature pages of this Agreement and their respective successors and assigns.

         "Borrower" means ENGLE HOMES, INC., a Florida corporation, and its successors and assigns.

         "Borrowing Base" means the sum of the following assets of the Borrower and Guarantors, without duplication:

                  (i) ninety percent (90%) of all Housing Unit Costs, plus

                  (ii) eighty percent (80%) of all Lot Costs of Presold Lots, plus

                  (iii) seventy percent (70%) of all Lot Costs of Spec Lots, plus

                  (iv) fifty percent (50%) of all Land Under Development Costs, plus

                  (v) twenty-five percent (25%) of all Actual Costs to acquire Land Not Under Development, plus

                  (vi) twenty-five percent (25%) of all Investments in Joint Ventures, plus

                  (vii) fifty percent (50%) of all Actual Costs to construct a Sales Center at any master planned unit development;

provided, however, that:

                  (a) no asset shall be included in the Borrowing Base to the extent it is subject to any Lien other than a Permitted Lien,

                  (b) no more than Twenty Two Million and 00/100 Dollars ($22,000,000.00) of Housing Unit Costs for Model Units shall be included in the Borrowing Base,

                  (c) no more than Twenty Nine Million and 00/100 Dollars ($29,000,000.00) of Housing Unit Costs for Spec Units shall be included in the Borrowing Base,

                  (d) the total number of Model Units included in the Borrowing Base shall not

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         at any time exceed ten percent (10%) of the total number of Units actually sold and conveyed to purchasers during the last four (4) fiscal quarter periods then ended, and to the extent any such excess exists, then the product obtained by multiplying the excess number of Model Units by the quotient obtained by dividing ninety percent (90%) of all Housing Unit Costs for all Model Units by the total number of all Model Units shall reduce and be applied as a deduction when making the calculation in clause (i) above,

                  (e) the total number of Spec Units included in the Borrowing Base shall not at any time exceed twenty percent (20%) of the total number of Units actually sold and conveyed to purchasers during the last four (4) fiscal quarter periods then ended, and to the extent any such excess exists, then the product obtained by multiplying the excess number of Spec Units by the quotient obtained by dividing ninety percent (90%) of all Housing Unit Costs for all Spec Units by the total number of all Spec Units shall reduce and be applied as a deduction when making the calculation in clause (i) above,

                  (f) the total amount of all Lot Costs of Spec Lots, Land Under Development Costs, Actual Costs to acquire Land Not Under Development, and Investments in Joint Ventures shall not exceed sixty-five percent (65%) of the total amount of all Housing Unit Costs, Lot Costs of Presold Lots, Lot Costs of Spec Lots, Land Under Development Costs, Actual Costs to acquire Land Not Under Development, Investments in Joint Ventures, and Actual Costs to construct a Sales Center at any master planned unit developments and to the extent any such excess exists, then the excess shall directly reduce and be applied first as a deduction against Lot Costs of Spec Lots when making the calculation in clause (iii) above and then any balance of the excess shall reduce and be applied as a deduction against Land Under Development Costs when making the calculation clause (iv) above, and lastly any remaining excess shall reduce and be applied as a deduction against Actual Costs to acquire Land Not Under Development when making the calculation in clause (v) above,

                  (g) no more than Fifteen Million and 00/100 Dollars ($15,000,000.00) of the amount in clause (v) above shall be included in the Borrowing Base,

                  (h) no more than Three Million Seven Hundred Fifty Thousand and 00/100 Dollars ($3,750,000.00) of the amount in clause (vi) above shall be included in the Borrowing Base,

                  (i) no more than One Million and 00/100 Dollars
         ($1,000,000.00) of the amount in clause (vii) above shall be included in the Borrowing Base, and

                  (j) the total Borrowing Base shall be reduced by the total amount of earnest money deposits and down payments on Presold Lots and Presold Housing Units, and any other deposits and down payments, that are paid by a buyer but not held in escrow until closing.

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         "Borrowing Base Certificate" means a written certificate in a form and detail acceptable to Agent setting forth the amount of the Borrowing Base with respect to the calendar month most recently completed, certified as true and correct by the chief financial officer or treasurer of Borrower.

         "Borrowing Date" means a date on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of LIBOR Advances, a day (other than a Saturday or Sunday) on which banks generally are open in West Palm Beach, Florida and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market, and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in West Palm Beach, Florida for the conduct of substantially all of their commercial lending activities.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with GAAP.

         "Cash Equivalents" means:

                  (i) direct obligations of the United States or any agency thereof or obligations guaranteed by the United States or any agency thereof, in each case maturing within one (1) year after the date of acquisition thereof;

                  (ii) certificates of deposit or bankers' acceptances maturing within one (1) year after the date of acquisition thereof issued by a bank, trust company or savings and loan association which is organized under the laws of the United States or any state thereof having capital, surplus and undivided profits aggregating in excess of $250 million and a Keefe Bank Watch Rating of A or better;

                  (iii) commercial paper rated A1 or better by Standard & Poor's Corporation or P1 by Moody's Investors Service, Inc., and given the highest rating by any other established national credit rating agency, and maturing not more than one (1) year after the date of the acquisition thereof; and

                  (iv) repurchase agreements or money market accounts which are fully secured by direct obligations of the United States or any agency thereof.

         "Change in Control" means (a) as to Borrower, the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 50% or more of the outstanding shares of voting stock of Borrower, or (b) as to any Guarantor, the acquisition by any Person (except Borrower or one or more of the Guarantors), or two or more Persons acting in concert of any beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of any of the outstanding shares of voting stock of such Guarantor.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral" means all (i) Presold Units, Spec Units, Model Units, Finished Lots, and Land Under Development, Land Not Under Development, Investments in Joint Ventures, and Sales Centers owned by Borrower or any Guarantor from time to time, and (ii) all fixtures, tangible and intangible personal property and tenements, hereditaments and appurtenances described in the Collateral Documents; provided, however, if the encumbering of all of the Collateral by the Collateral Documents would result in an exceedance of the forty percent (40%) limitation in clause (i) of the definition of "Permitted Liens" in the Indenture, then, for so long as the Senior Debt is outstanding there shall be excluded from the Collateral a portion thereof selected by Agent sufficient to avoid a violation of the forty percent (40%) limitation.

         "Collateral Documents" means the Mortgage, and any UCC-1 Financing Statements and other documents and instruments (satisfactory in form and substance to Agent) as the Agent shall require to grant Banks a properly perfected first and prior lien on and security interest in the Collateral as security for the Obligations and obligations under the Guaranty.

         "Commitment" means, for each Bank, the obligation of such Bank to make Loans, and to participate in the Facility Letters of Credit in accordance with
Section 4.6(a), not exceeding the amount set forth opposite its signature below and on SCHEDULE "A" hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 15.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Consolidated Indebtedness" means, at any date, the outstanding amount of all Indebtedness of Borrower and its Subsidiaries, without duplication, all determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP.

         "Consolidated Interest Expense" means for any most recent rolling four fiscal quarter period, without duplication, the aggregate amount of interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on a consolidated income statement for Borrower and its Subsidiaries (other than for Borrower's mortgage lending and title insurance Subsidiaries), including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers' acceptance financing, the net costs associated with Rate Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premiums, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales. Consolidated Interest Expense includes, with respect to Borrower and Guarantors (other than for Borrower's mortgage lending and title insurance Subsidiaries), without duplication, all interest included as a component of cost of sales for such period.

          "Consolidated Interest Incurred" means for any most recent rolling four fiscal quarter period, without duplication, the aggregate amount of interest which, in conformity with GAAP, would be set opposite the caption "interest expense" or any like caption on a consolidated income statement for Borrower and its Subsidiaries (other than for Borrower's mortgage lending and title insurance Subsidiaries), including, without limitation, imputed interest included on Capitalized Lease Obligations, all commissions, discounts and other fees and charges owed with respect to Letters of Credit and bankers' acceptance financing, the net costs associated with Rate Hedging Obligations, amortization of other financing fees and expenses, the interest portion of any deferred payment obligation, amortization of discount or premiums, if any, and all other noncash interest expense other than interest and other charges amortized to cost of sales. Consolidated Interest Incurred includes, without duplication, all capitalized interest for such period, all interest attributable to discontinued operations for such period to the extent not set forth on the income statement under the caption "interest expense" or any like caption, and all interest actually paid by Borrower or its Subsidiaries (other than for Borrower's mortgage lending and title insurance Subsidiaries) under any contingent obligation during such period.

         "Consolidated Liabilities" means, at any date, all amounts which are required to be classified as "liabilities" by GAAP on the consolidated balance sheet for Borrower and its Subsidiaries, less only those "liabilities" relating to the Borrower's financial services Subsidiaries to the extent offset by assets of those Subsidiaries. When calculating Consolidated Liabilities, "unrestricted cash and unrestricted cash equivalents" shall be netted against "accounts payable."

         "Consolidated Net Income" means, for any period, the net income (or loss) of Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period, determined in conformity with GAAP.

         "Consolidated Tangible Net Worth" means, at any date, the sum of all capital accounts (including without limitation, any paid-in capital, capital surplus, and retained earnings) determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP, less its consolidated Intangible Assets. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of
(I) all write-ups in the book value of any asset owned by Borrower or any Subsidiary, (II) any amount, however designated on the balance sheet, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of Borrower or any Subsidiary, (III) all unamortized debt and debt issuance expense, deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible items, and (IV) all items that would be considered intangible assets under GAAP.

         "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Borrower, Guarantors or any Subsidiary, are treated as a single employer under Section 414 of the Code.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Conversion Date" means the first day of the Conversion Period, determined pursuant to Section 2.22.

         "Conversion Period" means the period of time (i) commencing on the Conversion Date and expiring when all Obligations have been satisfied in full, and (ii) during which, among other things, Borrower shall provide, and cause Guarantors to provide, Banks Collateral for the Obligations, in accordance with
Section 2.22.

         "Default Rate" means the applicable rate specified in Section 2.12.

         "Dividend" means (i) any dividend paid or declared by Borrower or any Subsidiary, as applicable; (ii) any purchase, redemption, retirement or other acquisition by Borrower or any Subsidiary, as applicable for value, or the setting aside of any funds or issuance of any warrants for such purpose, of any of the capital stock of Borrower or such Subsidiary, as applicable now or hereafter outstanding or any interest therein; and (iii) as to any Subsidiary, any distribution of assets, properties, cash, rights, obligations or other consideration or securities of such Subsidiary, directly or indirectly, to Borrower, excluding repayment of Indebtedness to Borrower permitted by clause
(v) of Section 8.2.

         "Documentation Agent" means Nationsbank, N.A., a national banking association. The Documentation Agent is not the Agent, carries the title of Documentation Agent in name only, and is not an agent of any Bank pursuant to this Agreement.

         "Dollars" and the sign "$" mean lawful money of the United States of America.

         "Due Diligence Documents" means all of the following, as required pursuant to Section 2.22, certified to the Banks and in form and substance satisfactory to Agent:

                  (i) mortgagee's forms of title insurance policies, issued by Commonwealth Land Title Insurance Company or any other nationally recognized title insurance company satisfactory to Agent, in an amount not less than the amount of the Obligations that Agent determines is allocable to the property insured, with premiums fully paid, insuring that the Mortgages grant valid and perfected first priority mortgage or similar liens on and security interests in, the Collateral, in each case free and clear of all defects and encumbrances other than those that are acceptable to the Agent, and containing, to the extent such coverage is available in the state in which the Collateral is located, (a) full coverage, by affirmative insurance, against liens of mechanics', materialmen, laborers, and any other person who might claim statutory or other common law lien rights relating to services performed, (b) no survey exceptions, (c) such other endorsements as the Agent may deem necessary to insure that any off site easements benefiting the Collateral are valid and enforceable, (d) a "tie-in" endorsement aggregating the insurance amount of the policies, and (e) such other endorsements and coverages as may be required by Agent and permitted in the state where the Collateral is located.

                  (ii) evidence satisfactory to Agent that the insurance coverages required by the Mortgages and other Loan Documents are in full force and effect.

                  (iii) evidence satisfactory to Agent that all taxes due with respect to the Collateral Documents, other recording and filing fees, all title insurance fees and premiums, survey costs, fees of Bank counsel and all other costs, charges, expenses and fees in connection with the Collateral, Collateral Documents and/or the perfection of the liens and security interests granted thereby have been paid in full.

                  (iv) (a) a certificate of the appropriate state official from the State of Florida, certifying that the Borrower and each Guarantor is a corporation in existence, and active and in good standing, under the laws of such state; (b) a certificate of the appropriate official of each state where the Collateral is located, certifying that each Guarantor that owns Collateral in that state is duly authorized to transact business in that state; (c) the articles of incorporation with all amendments thereto for the Borrower and each of the Guarantors, certified by the appropriate official of the state of Florida as being true and complete; (d) a certificate of the secretary of the Borrower and each of the Guarantors showing the resolutions adopted by their respective boards of directors authorizing the execution and delivery of the Collateral Documents for their respective purposes, showing the names, offices and specimen signatures of each of the officers signing the Collateral Documents and certifying that the by-laws that are attached to the certificate are true and complete.

                  (v) an original print of each actual survey, or a true and correct copy of each recorded plat along with the original supporting certification, relied upon by the title insurer to issue the title insurance policies described in clause (i) above free and clear of survey exceptions.

                  (vi) a certificate from a qualified engineer satisfactory to Agent certifying what portions of the Collateral are located within any flood plain area.

                  (vii) a UCC-11 or comparable search of a professional records search firm satisfactory to Agent stating that no chattel mortgage, financing statement or other document or instrument granting or perfecting any lien or security interest in any Collateral exists.

                  (viii) if required by Agent, copies of any certificates of occupancy, building permits, development orders and other licenses, consents, approvals or permits required by applicable laws or governmental authorities or requirements to own, construct, develop, use, operate, sell or occupy the Collateral or encumber the Collateral as security for the Obligations.

                  (ix) if required by Agent, current reports prepared by an environmental engineering firm satisfactory to Agent certifying whether there are any hazardous or toxic materials, wastes, or other substances or other environmental, safety, or health concerns with respect to any of the Collateral.

                  (x) if required by Agent or any law, statute, rule, regulation or requirement of any regulatory or governmental agency or authority, an appraisal report satisfactory to Agent showing the appraised fair market value of the Collateral.

                  (xi) if required by Agent, evidence from local utilities companies or governmental authorities confirming whether electricity, potable water, sanitary sewer and other utilities are available to the Collateral at its boundaries in capacities adequate to use the Collateral for Housing Unit purposes.

                  (xii) opinions of counsel satisfactory to Agent of Borrower and Guarantors licensed to practice law in Florida and each state where any Collateral is located with respect to all of the Collateral Documents and the Environmental Agreement substantially similar to the opinions in Exhibit "F" and EXHIBIT "G" hereto and addressing such other matters as Agent may require.

                  (xiii) such other documents, instruments, materials, data and information as Agent may reasonably require.

         "EBITDA" means, for any most recent rolling four fiscal quarter period, without duplication, the following, all as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP,

                  (i) the sum of the amounts for such period of (a) Consolidated Net Income, (b) Consolidated Interest Expense, (c) charges against income for all federal, state and local taxes, (d) depreciation expense, (e) amortization expense, (f) other non-cash charges and expenses (but specifically excluding losses arising from the sale of a Subsidiary which were due in whole or in part to amortization of good will), and
         (g) any losses arising outside of the ordinary course of business which have been included in the determination of Consolidated Net Income, less

                  (ii) any gains arising outside of the ordinary course of business which have been included in the determination of Consolidated Net Income.

         "EBITDAR" means, for any most recent rolling four fiscal quarter period, EBITDA plus rental and operating lease expenses, determined, without duplication, on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP.

         "Environmental Agreement" means each and all Environmental Indemnity Agreements executed by Borrower and Guarantors from time to time for the benefit of Banks and Agent, and relating to the Collateral, as the same may be amended or modified and in effect from time to time, each being substantially in the form of EXHIBIT "A".

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Event of Default" means an event described in Article X after the expiration of any applicable cure or notice period provided in Article X.

         "Excluded Taxes" is defined in Section 3.1(i).

         "Existing Letters of Credit" is defined in Section 4.4(e).

         "Extension Request" is defined in Section 2.21(a).

         "Facility Letter of Credit" means a Letter of Credit issued by the Issuing Bank for the account of Borrower in accordance with Article IV.

         "Facility Letter of Credit Fee" means a fee, payable with respect to each Facility Letter of Credit issued by the Issuing Bank, in an amount per annum equal to the product of (i) one percent (1%), and (ii) the face amount of such Facility Letter of Credit.

         "Facility Letter of Credit Obligations" means, at any date, the sum of
(i) the aggregate undrawn face amount of all outstanding Facility Letters of Credit, plus (ii) the aggregate amount paid by an Issuing Bank on any Facility Letters of Credit to the extent (if any) not reimbursed by Banks under Section
4.6 or by the Borrower.

         "Facility Maturity Date" means May 29, 2001, as the same may be extended for one (1) year as provided in Section 2.21.

         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m., West Palm Beach, Florida time, on such day on such transactions received by Agent from three (3) Federal funds brokers of recognized standing selected by Agent in its sole discretion.

         "Financial Covenant Test" means each or any (as the context requires) of the Consolidated Tangible Net Worth Test, the Leverage Test, the Interest Coverage Test, the Fixed Charge Coverage Test, Dividend Payout Test, and Land Holding Test, each as defined in Article IX and measured on a current quarterly basis from time to time by the Agent, based on the financial statements and information delivered to Agent pursuant to Section 7.1 or Section 7.3.

         "Finished Lot" means a parcel of land owned by Borrower or any Guarantor which (i) is duly platted and zoned and fully or substantially developed with roads, drainage and other infrastructure necessary for use as a site for a Housing Unit, (ii) has or where there would be upon application all requisite building permits and other governmental and private consents and approvals necessary to allow immediate construction of a Housing Unit, and (iii) has available for connection at its boundaries potable water, sanitary sewer, electricity and all other necessary utilities in capacities sufficient for the Housing Unit. The term "Finished Lot" shall also include any real property upon which the construction of a Housing Unit has commenced or has been completed, but shall specifically not include the Housing Unit (or any portion thereof).

         "Fixed Charges" means for any most recent rolling four fiscal quarter period, without duplication, the sum of the following, as determined on a consolidated basis for Borrower and its Subsidiaries in conformity with GAAP,

                  (i) Consolidated Interest Incurred,

                  (ii) current maturities of long-term Indebtedness, and

                  (iii) rental and operating lease expenses.

         "Floating Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day, changing when and as the Prime Rate changes, and (ii) the Federal Funds Effective Rate for such day, plus one half of one percent (.5%), changing when and as the Federal Funds Effective Rate changes.

         "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which bears interest at the Floating Rate.

         "GAAP" means generally accepted accounting principles in effect from time to time, consistently applied.

         "Guarantors" means ENGLE HOMES/ORLANDO, INC., ENGLE HOMES/PALM BEACH, INC., ENGLE HOMES/BROWARD, INC., ENGLE HOMES/PEMBROKE, INC., ENGLE HOMES/GULF COAST, INC., ENGLE HOMES/ATLANTA, INC. (f/k/a Engle Homes/Dade, Inc.), ENGLE HOMES/SOUTHWEST FLORIDA, INC. (f/k/a Engle Homes/Naples, Inc.), ENGLE HOMES/LAKE BERNADETTE, INC., ENGLE HOMES/COLORADO, INC. (f/k/a Park Engle Homes, Inc.), ENGLE HOMES/ARIZONA, INC. (f/k/a Engle Homes/Maryland, Inc.), ENGLE HOMES/NORTH CAROLINA, INC., ENGLE HOMES/TEXAS, INC., ENGLE HOMES/VIRGINIA, INC., GREENLEAF HOMES, INC., PREFERRED BUILDERS REALTY, INC., PREFERRED HOME MORTGAGE COMPANY, UNIVERSAL LAND TITLE, INC., PEMBROKE FALLS REALTY, INC., ST. TROPEZ AT BOCA GOLF, INC., BILTMORE SOUTH CORP., ENGLE HOMES/JACKSONVILLE, INC. and BANYAN TRAILS, INC., each a Florida corporation, ENGLE HOMES/ARIZONA CONSTRUCTION INC., an Arizona corporation, UNIVERSAL LAND TITLE OF COLORADO, INC., a Colorado corporation, and ENGLE HOMES REALTY, INC., a Georgia corporation, and their successors and assigns. After the date of this Agreement, "Guarantor" shall also include any Person that shall hereafter become a Subsidiary of Borrower or required to become a Guarantor in accordance with Section 11.4 hereof, and their successors and assigns. "Guarantor" means any one of the Guarantors.

         "Guaranty" means a Guaranty, in substantially the form of EXHIBIT "B", duly executed by Guarantors, as the same may be amended or modified from time to time.

         "Housing Unit" means a single-family dwelling, constructed or under construction on a Finished Lot, whether detached or attached (including condominiums but excluding mobile homes). Each "Housing Unit" is either a Presold Unit, a Spec Unit or a Model Unit.

         "Housing Unit Costs" means, with respect to each Housing Unit, the total Actual Costs to construct the Housing Unit, including, without limitation, labor and materials, construction and building permits, tap, connection and impact fees, improvement district fees, and fees charged by governmental authorities. "Housing Unit Costs" shall specifically exclude the acquisition cost and any other costs, expenses and fees associated with the Finished Lot or parcel on which the Housing Unit is located.

         "Indebtedness" of a Person means, without duplication, and whether contingent or absolute, and howsoever and whensoever created, arising, evidenced or acquired, as measured at any time in accordance with GAAP on a consolidated basis, such Person's

                  (i) obligations for borrowed money, including, without limitation, obligations evidenced by bonds, debentures, notes, drafts or similar instruments,

                  (ii) obligations representing the deferred purchase price of Property or services or for the cost of Property constructed or of improvements (other than trade accounts payable and accrued expenses arising or occurring in the ordinary course of such Person's business which are not overdue by more than thirty (30) days or which are being contested in good faith by appropriate proceedings),

                  (iii) obligations, whether or not assumed, secured by Liens on, or payable out of the proceeds or production from, Property now or hereafter owned or acquired by such Person,

                  (iv) conditional sales contracts and similar title retention debt instruments,

                  (v) Capitalized Lease Obligations,

                  (vi) net liabilities under Rate Hedging Obligations, and obligations under asset securitization vehicles,

                  (vii) obligations to redeem capital stock at a stated time or at the option of the holder,

                  (viii) obligations to make any loan, advance, or capital contribution,

                  (ix) reimbursement obligations with respect to a Letter of Credit (whether drawn or undrawn),

                  (x) withdrawal liability under ERISA,

                  (xi) all liabilities and obligations of others of the kind described in clauses (i) through (x) that such Person has guaranteed, endorsed or that is otherwise its legal liability (other than endorsements of negotiable instruments for collection in the ordinary course of business).

Indebtedness includes, without limitation, (A) in the case of Borrower, the Obligations and the obligations evidenced by the Senior Notes, the Old Senior Notes and the documents executed in connection therewith, and (B) in the case of Guarantors, the obligations under the Guaranty, and the obligations under the guaranties executed pursuant to the Indenture.

         "Indenture" means that certain Indenture, dated as of February 2, 1998, between Borrower, guarantors party thereto, and American Stock Transfer & Trust Company, as trustee, pursuant to which the Senior Notes were issued.

         "Interest Period" means, for each LIBOR Advance, the period commencing on the date of such LIBOR Advance and ending on the last day of the period selected by Borrower pursuant to the provisions herein and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by Borrower pursuant to the provisions of this Agreement. The duration of each Interest Period shall be one (1), two (2), or three (3) months as selected by Borrower (A), for a new Advance, in the Borrowing Notice, or (B), for an outstanding Advance, in the Conversion/Continuation Notice; provided, however, that:

                  (i) Whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

                  (ii) No Interest Period with respect to any LIBOR Advance shall extend beyond the Facility Maturity Date.

         "Inventory Valuation Date" means the last day of the most recent calendar month with respect to which Borrower is required to have delivered a Borrowing Base Certificate pursuant to Section 7.1(vi) hereof.

         "Investment" of a Person means any loan, advance, extension of credit (other than, as to Borrower and Guarantors, accounts receivable and extensions of trade credit arising in the ordinary course of business in accordance with normal trade practices of Borrower or such Guarantor, as the case may be), or contribution of capital by such Person to any other Person or any investment in, or purchase or other acquisition of, the stock, partnership, joint venture or limited liability company interests, notes, debentures or other securities of any other Person made by such Person.

         "Investments in Joint Ventures" means any Investment of Borrower or any of its Subsidiaries in a Person that (i) is not a Subsidiary, (ii) has at all times no Indebtedness (other than trade accounts payable and other accrued expenses in the ordinary course of business) or Liens on its Property (other than Permitted Liens), and (iii) that is comprised of financially solvent Persons with experience in the for sale home building business comparable to Borrower or otherwise of sound reputation in the real estate industry, for the purpose of acquiring land that is zoned for use as a site for single family dwellings, or developing such land with single family dwellings.

         "Issuance Date" means the date on which a Facility Letter of Credit is issued, amended or extended.

         "Issuing Bank" means SunTrust or such other Bank as Borrower, Agent and such other Bank may agree upon, that may from time to time issue Facility Letters of Credit.

         "Land Not Under Development" means any parcel of land owned by Borrower or any

Guarantor that is zoned for use as a site for Housing Units but that is not (i) a Finished Lot, or (ii) Land Under Development.

         "Land Under Development" means any parcel of land owned by Borrower or any Guarantor that is zoned for use as a site for Housing Units and that is being or within the ensuing six (6) month period will be actively and physically developed into Finished Lots, and that will be fully developed into Finished Lots within one (1) year after commencement of physical development; provided, however, that the term "Land Under Development" shall not include any Finished Lot. If active and physical development of any Land Under Development into Finished Lots is not commenced within said six (6) month period or is not fully developed into Finished Lots within one (1) year after commencement of physical development, it shall thereafter be treated for all purposes as Land Not Under Development.

         "Land Under Development Costs" means, with respect to any Land Under Development, the Actual Costs to acquire and develop the land into Finished Lots.

         "Lending Installation" means, with respect to a Bank or Agent, any office, branch, banking subsidiary of the holding company of a Bank or Agent, or banking Affiliate of such Bank or Agent.

         "Letter of Credit" means a letter of credit or similar instrument which is issued by a financial institution upon the application of a Person or upon which such Person is an account party or for which such Person is in any way liable, including without limitation any Facility Letter of Credit.

         "LIBOR Advance" means an Advance which bears interest at a LIBOR Rate.

         "LIBOR Base Rate" means, with respect to a LIBOR Advance for the relevant Interest Period, the rate of interest determined by Agent, based on Telerate System reports or other source as may be selected by Agent, to be the "London Interbank Offered Rate" at which deposits in United States dollars are offered by major banks in London, England, as of 11:00 a.m. London, England time, two (2) Business Days before the first day of the respective Interest Period, in the approximate amount of the relevant LIBOR Advance and having a maturity approximately equal to such LIBOR Advance's Interest Period.

         "LIBOR Loan" means a Loan which bears interest at a LIBOR Rate.

         "LIBOR Rate" means, with respect to a LIBOR Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the LIBOR Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable LIBOR Rate Margin. The LIBOR Rate shall be rounded to the next higher multiple of 1/100th of 1% if the rate is not such a multiple.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment (the purpose of which is to grant a security interest), deposit arrangement (the purpose of which is to grant a security interest), encumbrance or other security agreement or arrangement of any kind or nature whatsoever the purpose of which is to grant a security interest, whether or not filed or recorded or otherwise perfected (including the interest of a vendor or lessor under any conditional sale, any Capitalized Lease or any lease deemed to constitute a security interest, or any other title retention agreement).

         "Loan" means, with respect to a Bank, such Bank's portion of any Advance. For purposes of a Swing Line Advance, SunTrust's portion of such Advance is 100%.

         "Loan Documents" means this Agreement, the Notes, and any Reimbursement Agreements, and if applicable, the Environmental Agreements, Mortgages and other Collateral Documents.

         "Lot Costs" means, with respect to each Finished Lot, the Actual Costs to acquire and develop the Finished Lot.

         "Majority Banks" means Banks in the aggregate having at least fifty-one percent (51%) of the Aggregate Commitment, or if the Aggregate Commitment has been terminated, Banks in the aggregate holding at least fifty-one percent (51%) of the aggregate unpaid principal amount of the outstanding Advances.

         "Material Adverse Effect" means a material adverse effect, based on commercially reasonable standards, on (i) the business, Property, condition (financial or otherwise), or results of operations of Borrower and Guarantors, taken as a whole, (ii) the ability of Borrower or any Guarantor to perform its obligations under any of the Loan Documents or the Guaranty, or (iii) the validity or enforceability under applicable law of any of the Loan Documents or the Guaranty or the rights or remedies of Agent, Banks or any Issuing Bank thereunder.

         "Model Unit" means a Housing Unit used and furnished for inspection by prospective purchasers of Housing Units.

         "Mortgage" means each Indenture of Mortgage, Deed of Trust, Deed to Secure Debt, Assignment of Rents and Leases, Security Agreement and Fixture Filing, securing the Obligations and the obligations under the Guaranty, granted from time to time pursuant to Section 2.22 by each person owning or having any interest in the Collateral (whether Borrower or any Guarantor) as Trustor/Mortgagor, for the benefit of Agent on behalf of Banks, as Beneficiary/Mortgagee, as the same may be amended or modified and in effect from time to time, each being substantially in the form of EXHIBIT "C" attached hereto (conformed as necessary with respect to the laws of the state where the Collateral described therein is located).

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement as described in Section 3(37) of ERISA to which Borrower, any Guarantor or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Non-Recourse Indebtedness" with respect to any Person means Indebtedness of such Person (i) for which the sole legal recourse for collection of principal and interest on such Indebtedness is against the specific property identified in the instruments evidencing or securing such Indebtedness and such property was acquired with the proceeds of such Indebtedness or such Indebtedness was incurred within ninety (90) days after the acquisition of such property and for which no other assets of such Person may be realized upon in collection of principal or interest on such Indebtedness, or (ii) that refinances Indebtedness described in clause (i) and for which the recourse is limited to the same extent described in clause (i).

         "Note" means a promissory note, in substantially the form of EXHIBIT "D" hereto, duly executed by Borrower and payable to the order of a Bank in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.

         "Notice of Assignment" is defined in Section 15.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Notes, the Facility Letter of Credit Obligations, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of Borrower to Banks or to any Bank, Agent, any Issuing Bank or any indemnified party hereunder arising under the Loan Documents.

         "Old Indenture" means that certain Indenture, dated as of March 15, 1994, between Borrower and American Stock Transfer & Trust Company, as trustee, pursuant to which the Old Senior Notes were issued.

         "Old Senior Notes" means the 11.75% Senior Notes due December 2000 of Borrower in the maximum aggregate principal amount of $40,000,000.00 issued pursuant to the Old Indenture.

         "Participants" is defined in Section 15.2.1.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Permitted Liens" means, as to any Property of Borrower or any of its Subsidiaries, any of the following:

                  (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same (A) shall not at the time be delinquent or thereafter can be paid without penalty, or (B) are being contested in good faith and by appropriate proceedings and for which adequate reserves shall have been established on its books in accordance with GAAP.

                  (ii) Liens imposed by law, such as landlord's, carriers', warehousemen's, mechanics' and materialmen's Liens and other similar Liens arising in the ordinary course of business with respect to amounts that either (A) are not yet delinquent, or (B) are delinquent but are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been established on its books in accordance with GAAP.

                  (iii) Utility easements, rights of way, zoning restrictions, covenants, reservations, and such other burdens, encumbrances or charges against real property, or other minor irregularities of title, as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere with the use thereof or the sale thereof in the ordinary course of business (including, without limitation, restrictive covenants of general application created and reserved in the ordinary course of business by a declarant of a planned residential development that require payment of marketing, development or other fees or that reserve rights of first refusal or repurchase options to the declarant to ensure compliance with restrictive covenants requiring construction of a dwelling to commence or be completed within a stated period of time).

                  (iv) Easements, dedications, assessment district or similar Liens in connection with municipal financing and other similar encumbrances or charges, reserved or vested in any governmental authority, in each case reasonably necessary or appropriate for the development of real property, and which are granted in the ordinary course of the business, and which in the aggregate do not materially burden or impair the fair market value or use of such real property (or the project to which it is related) for the purposes for which it is or may reasonably be expected to be held.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Borrower, any Guarantor or any member of the Controlled Group may have any liability.

         "Presold Lot" means a Finished Lot owned by Borrower or any Guarantor that is subject to a bona fide written agreement for sale and purchase, between the Borrower or any Guarantor, as seller, and a Person other than an Affiliate, as buyer, entered into in the ordinary course of business, under which a cash earnest money deposit or down payment in an amount customary for the locale has been paid, and that is subject only to customary contingencies to the closing of the agreement and the buyer's purchase obligation.

         "Presold Unit" means a Housing Unit owned by Borrower or any Guarantor that is subject to a bona fide written agreement for sale and purchase, between the Borrower or any Guarantor, as seller, and a Person other than an Affiliate, as buyer, entered into in the ordinary course of business, under which a cash earnest money deposit or down payment in an amount customary for the locale has been paid, and that is subject only to customary contingencies to the closing of the agreement and the buyer's purchase obligation.

         "Prime Rate" means the rate per annum most recently publicly announced by SunTrust Banks of Florida, Inc., or its successors, in Orlando, Florida, as its "prime rate," as in effect from time to time. The Prime Rate will change on each day the "prime rate" changes. The "prime rate" is not necessarily the best or lowest rate offered by said bank, and said bank may lend to its customers at rates that are at, above, or below its "prime rate."

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Public Indebtedness" means Indebtedness evidenced by notes, debentures, or other similar instruments issued after the date of this Agreement pursuant to either (i) a registered public offering or (ii) a private placement of such instruments in accordance with an exemption from registration (other than Indebtedness evidenced by the Senior Notes, the Old Senior Notes, or any Refinancing Indebtedness with respect to any of the foregoing) under the Securities Act of 1933 and/or the Securities Exchange Act of 1934 or similar law.

         "Purchasers" is defined in Section 15.3.1.

         "Rate Hedging Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, forward rate currency or interest rate options, puts and warrants,
(ii) any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount, including without limitation, interest rate swaps, caps, floors, collars and similar arrangements, and (iii) any and all cancellations, buy backs, reversals, terminations or assignments of any of the foregoing.

         "Refinanced Loans" means, severally and collectively, the loans listed on SCHEDULE "1" hereto.

         "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness (or that refunds, refinances or extends any refund, refinancing or extension of such Indebtedness), but only to the extent that:

                  (i) the Refinancing Indebtedness is subordinated to or pari passu with the Obligations (or Guarantors' obligations under the Guaranty, as applicable) to the same extent as the Indebtedness being refunded, refinanced or extended,

                  (ii) the Refinancing Indebtedness is scheduled to mature no earlier than the earlier of (A) the then current maturity date of such Indebtedness, or (B) the Facility Maturity Date,

                  (iii) such Refinancing Indebtedness is in an aggregate amount that is equal to or less than the sum of the aggregate amount then outstanding plus all amounts committed but undisbursed under the Indebtedness being refunded, refinanced or extended,

                  (iv) the Person or Persons liable for the payment of such Refinancing Indebtedness are the same Person or Persons (or successor(s) thereto) that were liable for the Indebtedness being refunded, refinanced or extended when such Indebtedness was initially incurred,

                  (v) such Refinancing Indebtedness is incurred within 120 days after the Indebtedness being refunded, refinanced or extended is so refunded, refinanced or extended, and

                  (vi) in the case of any Refinancing Indebtedness of the Old Senior Notes, Senior Notes, or any other Public Indebtedness, the terms and conditions of the Refinancing Indebtedness are no more restrictive or adverse to Borrower or its Subsidiaries or the rights of the Banks under this Agreement and other Loan Documents than those in the Indenture on the date it was issued (including, without limitation, with respect to the ability to incur Indebtedness and grant Liens to secure Indebtedness, financial performance, and events of default).

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation G", "Regulation U" and "Regulation X" mean Regulation G, Regulation U, and Regulation X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Related Business" means (i) the for sale home building business, or
(ii) a residential mortgage lending or title insurance business of Borrower or its Subsidiaries, in each case substantially as in existence on the date hereof, all as reasonably determined by Agent.

         "Rejecting Bank" is defined in Section 2.21(b).

         "Reimbursement Agreement" means, with respect to a Facility Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as an Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by such Issuing Bank and Borrower and as are not materially adverse (in the reasonable judgment of such Issuing Bank and Agent) to the interests of Banks; provided, however, in the event of any conflict between the terms of any Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

         "Replacement Bank" is defined in Section 2.23.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section, with respect to a Plan, excluding, however, such events as to which the PBGC by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event; provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or waiver of the funding requirements under Section 412(d) of the Code.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities (as defined therein).

         "Sales Center" means a sales center used to market and promote sales of Housing Units.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Senior Debt" means the Senior Notes or, if the Senior Notes are refinanced, the Refinancing Indebtedness with respect thereto.

         "Senior Debt Rating" means the publicly announced ratings by any two
(2) of the following nationally recognized rating agencies (provided, however, that at least one (1) of the two (2) agencies shall be Moody's Investors Service, Inc. or Standard & Poor's Corporation):

Moody's Investors Service, Inc., Standard & Poor's Corporation, Fitch's Investment Service, and Duff & Phelps Credit Rating Co., as selected by Borrower, on Borrower's Senior Debt; provided, however, (i) except as provided in clause (ii), if the two ratings are not identical, the Senior Debt Rating shall be the lower of the two ratings, and (ii) if more than one rating gradation exists between the two ratings, the Senior Debt Rating shall be the rating that is one gradation below the higher of the two ratings, and provided further that, notwithstanding clauses (i) and (ii), if the rating by Standard & Poor's Corporation or Moody's Investors Service, Inc. is B or B2 respectively, and the rating issued by the second of the two (2) selected agencies is lower, then the Senior Debt Rating shall be the B or B2 rating, as applicable. The Senior Debt Rating shall change if and when such rating(s) change.

         "Senior Notes" means the unsecured 9.25% Senior Notes due 2008 of Borrower in the maximum aggregate principal amount of $100,000,000.00 issued pursuant to the Indenture.

         "Single Employer Plan" means a Plan maintained by Borrower, any Guarantor or any member of the Controlled Group for employees of Borrower, any Guarantor or any member of the Controlled Group.

         "Spec Lot" means a Finished Lot that is not a Presold Lot.

         "Spec Unit" means any Housing Unit owned by any Guarantor that is not a Presold Unit or a Model Unit.

         "Subordinated Indebtedness" means any Indebtedness of Borrower the payment of which is subordinated to payment of the Obligations to the reasonable satisfaction of Majority Banks.

         "Subsidiary" of a Person means (i) in the case of any corporation, a corporation of which shares of stock having ordinary voting power to elect at least a majority of the board of directors or other managers of which shall at the time be owned, or the management of which is otherwise controlled, directly or indirectly, by such Person or through one or more intermediaries, or both, by such Person, or (ii) in the case of any partnership, association, joint venture, limited liability company or similar business organization, any partnership, association, joint venture, limited liability company or similar business organization of which ownership interests having ordinary voting power to elect at least a majority of the managers of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a direct or indirect Subsidiary of Borrower.

         "Substantial Portion" means, with respect to the Property of Borrower and Guarantors, taken as a whole, Property which represents more than 10% of the book value of the assets of Borrower and Guarantors, as shown in the consolidated financial statements of Borrower and its Subsidiaries as of the beginning of the fiscal quarter in which such determination is made.

         "SunTrust" means SunTrust Bank, South Florida, National Association, in its individual capacity, and its successors.

         "Swing Line Advances" is defined in Section 2.19.

         "Swing Line Advance Maturity Date" means that day that is the five (5) Business Days following the date on which a Swing Line Advance was funded by SunTrust.

         "Transferee" is defined in Section 15.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or LIBOR Advance.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested nonforfeitable benefits under all Single Employer Plans exceeds the fair market value of the assets of such Plans allocable to such benefits, all determined as of the then most recent valuation date for such Plans, using the actuarial methods and assumptions utilized in the actuarial report for each such Plan as of such date.

         "Unmatured Event of Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.

         "Unused Commitment" means, at any date with respect to any Bank, the amount (if any) by which such Bank's Commitment exceeds the sum of (i) the outstanding principal balance of such Bank's Loans as of such date, plus (ii) such Bank's ratable share (determined in accordance with Section 4.6) of the outstanding amount of the Facility Letters of Credit.

         "Unused Commitment Fee" means a fee payable by Borrower to each Bank with respect to such Bank's Unused Commitment, calculated in accordance with
Section 2.5(b).

         "Warehouse Facility" means one or more commitments from one or more banks or other lending institutions to lend funds for the purpose of financing the making of residential mortgage loans originated by Borrower or any of its Subsidiaries.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities (or the election of the board of directors) of which shall at the time be beneficially owned (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, association, joint venture, limited liability company or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II
                                   THE CREDITS

         2.1 COMMITMENT. From and including the date of this Agreement and prior to the Facility Maturity Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Loans and to participate pursuant to Section 4.6 in the issuance of Facility Letters of Credit to Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment; provided, however, that notwithstanding anything to the contrary in this Agreement (including, without limitation, in Section 2.19(d) or 4.6(b)) (i) a Bank shall not be required to make any Loan or Loans in excess of the amount of such Bank's then Available Credit, and (ii) the aggregate principal amount of all Advances outstanding plus the aggregate amount of the Facility Letter of Credit Obligations outstanding plus the Aggregate Senior Indebtedness outstanding at any time and from time to time shall not exceed the Borrowing Base determined as of the most recent Inventory Valuation Date. Subject to the terms of this Agreement, Borrower may borrow, repay and reborrow at any time prior to the Facility Maturity Date. The Commitments to lend hereunder shall expire on the Facility Maturity Date.

         2.2 REQUIRED PAYMENTS. Any outstanding Advances and all other unpaid Obligations shall be paid in full by Borrower on the Facility Maturity Date. Additionally, if for any reason at any time either (i) the principal amount of all Advances plus the aggregate amount of the Facility Letter of Credit Obligations outstanding exceeds the Aggregate Commitment, or (ii) the aggregate principal amount of all Advances outstanding plus the aggregate amount of the Facility Letter of Credit Obligations outstanding plus the Aggregate Senior Indebtedness outstanding exceeds the Borrowing Base determined as of the most recent Inventory Valuation Date, then:

                  (a) Borrower shall, within five (5) Business Days after notice from Agent, make a payment to Agent for the benefit of Banks in an amount equal to such excess principal amount; and

                  (b) Until Borrower shall have made the payment to Agent described in subparagraph (a) above, Borrower shall not, directly or indirectly, declare, make or pay, or incur any liability to make or pay, or cause or permit to be declared, made or paid, any Dividend. The foregoing paragraph will not prevent the payment of any Dividend by Borrower within sixty (60) days after the date of its declaration if such Dividend could have been made on the date of its declaration in compliance with the foregoing provisions.

         The amount due pursuant to clause (a) of this Section 2.2 (the "Amount Due") shall be paid to and used by Agent first to repay outstanding Advances. If the Amount Due is payable at a time when the Amount Due exceeds the Advances outstanding, then the Amount Due shall be paid to and used by Agent first to repay Advances, next to repay amounts paid by any Issuing

Bank on any Facility Letter of Credit to the extent (if any) not reimbursed by Borrower ("Unreimbursed LOC Payments"), and any balance shall be held by Agent as collateral security for and used by Agent to repay Unreimbursed LOC Payments as they may arise in connection with any Facility Letters of Credit outstanding from time to time, without notice to Borrower. Any portion of such balance retained for collateral security as aforesaid need not be segregated by Agent but shall bear interest at a rate selected by Agent substantially similar to rates generally offered by financial institutions on similar funds for similar purposes (the amounts so held by Agent from time to time, including such interest, are hereinafter referred to as the "Collateral Security Funds"). To the extent Agent holds any Collateral Security Funds at any time when an Amount Due is no longer required pursuant to clause (a), the remaining balance of the Collateral Security Funds not used for repayment of Unreimbursed LOC Payments shall be returned to Borrower by Agent but only if no Unmatured Event of Default or Event of Default exists. If any Unmatured Event of Default or Event of Default shall ever occur, then all Collateral Security Funds shall be applied by Agent toward repayment of the Obligations without notice to Borrower. The Agent and each Bank (including each Issuing Bank) are hereby granted a first priority lien on and security interest in all amounts paid by Borrower or held by Agent (including interest earned) for the purposes expressed in this paragraph.

         Sections 2.7, 2.13, 2.15, 3.4 and other provisions of this Agreement contain further provisions regarding payment.

         2.3 RATABLE LOANS. Each Advance hereunder, including without limitation, any Advance made by the Banks pursuant to Section 2.19(d), but excluding Swing Line Advances, shall consist of Loans made by the several Banks ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment. Swing Line Advances shall consist of Loans made by SunTrust.

         2.4 TYPES OF ADVANCES. The Advances may be Floating Rate Advances or LIBOR Advances, or a combination thereof, selected by Borrower in accordance with Sections 2.8 and 2.9.

         2.5 FEES; REDUCTION IN COMMITMENT.

                  (a) AGENCY FEE. Borrower shall pay to Agent annually for the account of Agent (and not the Banks) an agency fee in the amount set forth in the commitment letter (including the letter agreement incorporated therein) dated March 9, 1998 between Agent, SunTrust Equitable Securities Corporation, and Borrower (signed and accepted by Borrower on March 11, 1998). This fee shall be paid by Borrower to Agent in advance, contemporaneously with the execution of this Agreement, and annually thereafter until (and excluding) the Facility Maturity Date, and shall be non-refundable in any event.

                  (b) UNUSED COMMITMENT FEE. Borrower agrees to pay to Agent for the account of each Bank an Unused Commitment Fee, at a rate per annum equal to the Applicable

Unused Commitment Rate, calculated on the basis of a 360-day year in accordance with this Section from the date hereof and to and including the Facility Maturity Date, and payable quarterly in arrears as of the first day of each January, April, July and October hereafter and on the Facility Maturity Date. The Unused Commitment Fee shall be due and payable within ten (10) days after Borrower's receipt of a statement therefor from Agent. For each quarter (or portion thereof), the Unused Commitment Fee shall be equal to (A) such Bank's average daily Commitment during such quarter (or portion thereof) minus (B) such Bank's "average daily outstandings" for the quarter (or portion thereof) with respect to which the Unused Commitment Fee is being computed, with the resulting difference (the difference is hereinafter referred to as the "Unused Commitment") multiplied by (C) the Applicable Unused Commitment Rate, and the final product multiplied by (D) the quotient obtained by dividing the actual number of days elapsed during the quarter by three hundred sixty (360); PROVIDED, HOWEVER, that during the first five hundred forty (540) day period following the date of this Agreement, the Unused Commitment Fee shall be equal to the amount calculated as follows if (i) Borrower has not reduced the Aggregate Commitment in accordance with Section 2.5 (d), (ii) Borrower has used Public Indebtedness permitted by clause (x) (b) of Section 8.2 and not any Advances or other funds to pay, redeem and retire all of the Old Senior Notes in full, and (iii) no Unmatured Event of Default or Event of Default exists: (A) the Unused Commitment multiplied by (B) (i) .05% if the Unused Commitment is less than or equal to such Banks' ratable share of $40,000,000.00 (in proportion to the ratio that its Commitment bears to the Aggregate Commitment), or (ii) if the Unused Commitment is greater than such Banks' ratable share of $40,000,000.00 (in proportion to the ratio that its Commitment bears to the Aggregate Commitment), then by .05% with respect to the Bank's ratable share of $40,000,000.00 (in proportion to the ratio that its Commitment bears to the Aggregate Commitment) and by the Applicable Unused Commitment Rate with respect to the difference between the Unused Commitment and the Bank's ratable share of $40,000,000.00 (in proportion to the ratio that its Commitment bears to the Aggregate Commitment), and the final product multiplied by (C) the quotient obtained by dividing the actual number of days elapsed during the quarter by three hundred sixty (360).

         As used herein, "average daily outstandings" means the sum of (i) the outstanding principal balance of such Bank's Loans (including, with respect to SunTrust only, the outstanding principal balance of Swing Line Advances) plus
(ii) such Bank's ratable share (determined in accordance with Section 4.6) of the outstanding amount of the Facility Letters of Credit, all calculated for each day during the quarter (or portion thereof) for which the fee is being computed, divided by the number of days in that quarter (or portion thereof). The Unused Commitment Fee shall continue to be payable irrespective of whether the Conversion Period is in effect. All accrued Unused Commitment Fees shall be payable on the effective date of any termination of the obligations of Banks to make Loans hereunder.

                  (c) EXTENSION FEE. If the Facility Maturity Date is extended pursuant to the provisions of Section 2.21, then Borrower shall pay to Agent an extension fee in the amount set forth in the commitment letter (including the letter agreement incorporated therein) dated March 9, 1998 between Agent, SunTrust Equitable Securities Corporation, and Borrower (signed and accepted by Borrower on March 11, 1998). The extension fee shall be paid by Borrower to

Agent in advance, within five (5) Business Days after Agent notifies Borrower of the extension of the Facility Maturity Date pursuant to Section 2.21(a). The extension fee shall be non-refundable in any event. Agent shall pay to each Bank (other than SunTrust) as its portion of the extension fee paid by Borrower an amount determined in accordance with the following schedule, based on such Bank's total Commitment at the time of Agent's receipt of the fee, it being recognized that the entire balance of the fee not payable to Banks other than SunTrust in accordance with the following schedule shall be retained by SunTrust as its portion of the extension fee:

---------------------------------------- ---------------------------------------
             BANK'S                                       EXTENSION FEE
           COMMITMENT                     (as a percentage of Bank's Commitment)
---------------------------------------- ---------------------------------------
     $30,000,000.00 or more                                   .05 %
---------------------------------------- ---------------------------------------
$20,000,000.00 to $29,999,999.99                             .035 %
---------------------------------------- ---------------------------------------
$10,000,000.00 to $19,999,999.99                             .0175 %
---------------------------------------- ---------------------------------------

                  (d) REDUCTIONS IN AGGREGATE COMMITMENT. Borrower may permanently reduce the Aggregate Commitment in whole, or in part in integral multiples of $5,000,000.00 at any time or from time to time, upon at least five
(5) Business Days' written notice to Agent, which notice shall specify the amount of any such reduction; provided, however, that the amount of the Aggregate Commitment may not be reduced below the sum of (i) the aggregate principal amount of the outstanding Advances plus (ii) the Facility Letter of Credit Obligations. Any reduction of the Aggregate Commitment in part shall reduce each Bank's Commitment ratably (in proportion to the ratio that its respective Commitment bears to the Aggregate Commitment). The Aggregate Commitment, once reduced or terminated, may not be reinstated.

         2.6 MINIMUM AMOUNT OF EACH ADVANCE. Each LIBOR Advance shall be in the minimum amount of $2,000,000.00 and in multiples of $1,000,000.00 if in excess thereof. Each Floating Rate Advance shall be in the minimum amount of $1,000,000.00 and in multiples of $100,000.00 if in excess thereof. There shall be no required minimum or multiple amount for any Swing Line Advance.

         2.7 OPTIONAL PRINCIPAL PAYMENTS. Borrower may at any time or from time to time pay, without penalty or premium, all Floating Rate Advances, or, in a minimum aggregate amount of $100,000.00 or any integral multiple of $50,000.00 in excess thereof (except with respect to Swing Line Advances), any portion of the outstanding Floating Rate Advances upon one (1) Business Day's prior notice to Agent, given not later than 11:00 a.m. West Palm Beach, Florida time. Borrower may, (i) upon one (1) Business Day's prior notice to Agent, given not later than 11:00 a.m. West Palm Beach, Florida time, pay, without penalty or premium, any LIBOR Advance in full on the last day of the Interest Period for such LIBOR Advance, and (ii) upon three (3) Business Days' prior notice to Agent, given not later than 11:00 a.m. West Palm Beach, Florida time, prepay any LIBOR Advance in full (or, if less, in a minimum amount of $1,000,000.00 and integral multiples of $100,000.00 in excess thereof) prior to the last day of the Interest Period for such LIBOR Advance, provided that Borrower shall also pay at the time of such prepayment all amounts payable with respect thereto pursuant to Section 3.4 hereof. Sections 2.2, 2.13, and 2.15 and other provisions of this Agreement contain further provisions regarding payment.

         2.8 METHOD OF SELECTING TYPES AND INTEREST PERIODS FOR NEW ADVANCES. Borrower, when requesting an Advance, shall select the Type of Advance and, in the case of each LIBOR Advance, the Interest Period applicable to each Advance from time to time. Borrower shall give Agent irrevocable notice (a "Borrowing Notice") in the form of EXHIBIT "E" not later than (a) 11:00 a.m., West Palm Beach, Florida time, one (1) Business Day before the Borrowing Date of each Floating Rate Advance (except a Swing Line Advance), (b) 11:00 a.m., West Palm Beach, Florida time, three (3) Business Days before the Borrowing Date of each LIBOR Advance, and (c) 1:00 p.m., West Palm Beach, Florida time, on the Borrowing Date of each Swing Line Advance, specifying:

                  (i) the Borrowing Date, which shall be a Business Day, of such Advance,

                  (ii) whether the Advance is a Swing Line Advance,

                  (iii) the aggregate amount of such Advance,

                  (iv) the Type of Advance selected; provided, however, that the aggregate number of LIBOR Advances outstanding at any one time shall not exceed ten (10), and further provided that any Swing Line Advance shall be a Floating Rate Advance, and

                  (v) in the case of each LIBOR Advance, the Interest Period applicable thereto.

         With respect to each Floating Rate Advance (except Swing Line Advances) and each LIBOR Advance, Agent shall notify Banks by 4:00 p.m., West Palm Beach, Florida time, on the date Agent receives the Borrowing Notice as described above. With respect to such Advances, not later than 11:00 a.m., West Palm Beach, Florida time, on each Borrowing Date, each Bank shall make available its Loan or Loans, in funds immediately available in West Palm Beach, Florida to Agent at its address specified pursuant to Article XVI. Agent will make the funds so received from Banks available to Borrower at Agent's aforesaid address. Disbursements of all Advances (other than Swing Line Advances) to Borrower may be made not more frequently than one time per Business Day. Disbursements of all Swing Line Advances to Borrower may be made not more frequently than one time per Business Day, or on a more frequent basis as SunTrust may agree.

         2.9 CONVERSION AND CONTINUATION OF OUTSTANDING ADVANCES. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into LIBOR Advances. Each LIBOR Advance shall continue as a LIBOR Advance until the end of the then applicable Interest Period therefor, at which time the LIBOR Advance shall be automatically converted into a Floating Rate Advance unless Borrower shall have given Agent a Conversion/Continuation Notice in compliance with this Section requesting that, at the end of such Interest Period, the LIBOR Advance either continue as a LIBOR Advance for the same or another Interest Period or be repaid. Subject to the other terms of this Agreement, Borrower may elect from time to time to convert all or any part of an Advance of any Type into any other Type or Types of Advances; provided, however, that any conversion of any LIBOR Advance may be made on, and only on, the last day of the Interest Period applicable thereto, and further provided that the aggregate number of LIBOR Advances outstanding at any one time shall not exceed ten (10). Borrower shall give Agent irrevocable notice (a "Conversion/Continuation Notice") in a Borrowing Notice of each conversion of an Advance or continuation of a LIBOR Advance not later than 11:00 a.m., West Palm Beach, Florida time, at least one (1) Business Day, in the case of a conversion into a Floating Rate Advance, or three (3) Business Days, in the case of a conversion into or continuation of a LIBOR Advance, prior to the date of the requested conversion or continuation, specifying:

                  (i) the requested date which shall be a Business Day, of such conversion or continuation;

                  (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

                  (iii) the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a LIBOR Advance, the Interest Period applicable thereto.

         2.10 CHANGES IN INTEREST RATE, ETC. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day, from and including the date the Advance is made or is converted from a LIBOR Advance into a Floating Rate Advance pursuant to Section 2.9 to but excluding the date it becomes due or is converted into a LIBOR Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Floating Rate. Each LIBOR Advance shall bear interest, from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period, at its applicable LIBOR Rate. No Interest Period may end after the Facility Maturity Date.

         2.11 DETERMINATION OF APPLICABLE LIBOR RATE MARGIN AND APPLICABLE UNUSED COMMITMENT RATE.

                  (a) SENIOR DEBT RATING. The Applicable LIBOR Rate Margin and the Applicable Unused Commitment Rate shall be determined by reference to the Senior Debt Rating, in accordance with the following table:

------------------------------- ---------------------- ---------------------- ------------------------
SENIOR DEBT RATING              SENIOR DEBT RATING     APPLICABLE LIBOR       APPLICABLE UNUSED
(STANDARD & POOR'S OR MOODY'S)  (DUFF & PHELPS OR      RATE MARGIN (%)        COMMITMENT RATE (%)
                                FITCH)
------------------------------- ---------------------- ---------------------- ------------------------
BB/Ba2 or higher                        BB/BB                  1.50                     0.25
------------------------------- ---------------------- ---------------------- ------------------------
BB-/Ba3                                BB-/BB-                 1.75                     0.30
------------------------------- ---------------------- ---------------------- ------------------------
B+/B1                                   B+/B+                  2.00                     0.35
------------------------------- ---------------------- ---------------------- ------------------------
B/B2                                     B/B                   2.25                     0.375
------------------------------- ---------------------- ---------------------- ------------------------

                  (b) ADJUSTMENT OF MARGINS. The Applicable Unused Commitment Rate and Applicable LIBOR Rate Margin shall be adjusted, as applicable from time to time, effective on the first Business Day after any change in the Senior Debt Rating.

                  (c) CHANGES TO RATINGS. If the rating system used by any rating agency shall change, then Borrower and Banks, acting through Agent, shall negotiate in good faith to amend the references to specific ratings in the foregoing table to reflect such changed rating system.

         2.12 TYPES OF ADVANCES AND RATES APPLICABLE DURING DEFAULT. Notwithstanding anything to the contrary contained in Section 2.8, 2.9 or 2.10, or in any other provision of this Agreement:

                           (i) during the continuance of an Unmatured Event of Default the Majority Banks may, at their option, by notice to Borrower (which notice may be revoked at the option of the Majority Banks notwithstanding any provision of Section 11.2 requiring unanimous consent of Banks to changes in interest rates), and declare that no Advance may be made as or converted into a LIBOR Advance; and

                           (ii) during the continuance of an Event of Default, the Majority Banks may, at their option, by notice to Borrower (which notice may be revoked at the option of the Majority Banks notwithstanding any provision of Section 11.2 requiring unanimous consent of Banks to changes in interest rates), declare that (a) no Advance may be made as converted into or continued as a LIBOR Advance after expiration of the applicable Interest Period, (b) each LIBOR Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 3% per annum, and (c) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate otherwise applicable to the Floating Rate Advance plus 3% per annum.

         2.13 METHOD OF PAYMENT. All payments of the Obligations shall be made, without setoff, deduction, or counterclaim, in immediately available funds to Agent at Agent's address specified pursuant to Article XVI, or at any other Lending Installation of Agent specified in writing by Agent to Borrower, by 1:00 p.m. (local time at the place of receipt) on the date when due (or with respect to Swing Line Advances, in accordance with Section 2.19). If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in computing interest in connection with such payment. Except for payments of Swing Line Advances or where this Agreement otherwise indicates that a payment is for the account of a specific Bank or the Agent, all payments of the Obligations shall be applied ratably by Agent among Banks, in proportion to the ratio that each Bank's Commitment bears to the Aggregate Commitment. Each payment delivered to Agent for the account of any Bank shall be delivered promptly by Agent to such Bank in the same type of funds that Agent received at its address specified pursuant to Article XVI or at any Lending Installation specified in a notice received by Agent from such Bank. If Agent receives, for the account of a Bank, a payment from Borrower and fails to remit such payment to the Bank on the Business Day such payment is received by Agent (if received by 1:00 p.m., West Palm Beach, Florida time) or on the next Business Day (if received after 1:00 p.m., West Palm Beach, Florida time), Agent shall pay to such Bank interest on such payment at a rate per annum equal to the Federal Funds Effective Rate for each day for which such payment is so delayed.

         2.14 NOTES; TELEPHONIC NOTICES. Each Bank is hereby authorized to record the principal amount of each of its Loans and each repayment on a schedule attached to its Note; provided, however, that the failure to so record shall not affect Borrower's obligations under the Note. Borrower hereby authorizes Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons who Agent in good faith believes to be acting on behalf of Borrower. Borrower agrees to deliver promptly to Agent a written confirmation, if such confirmation is requested by Agent, of each telephonic notice signed by an Authorized Officer of Borrower. If the written confirmation differs in any material respect from the action taken by Agent, the records of Agent shall govern absent manifest error.

         2.15 INTEREST PAYMENT DATES; INTEREST BASIS. Interest on all Advances shall be calculated on the basis of a 360 day year, based on the actual days elapsed. Interest accrued on each Floating Rate Advance and Swing Line Advance shall be paid on the first day of each calendar month and interest accrued on each LIBOR Advance shall be paid at the end of each Interest Period, commencing with the first such date to occur after the date hereof, and shall be payable, in arrears. Interest shall also be payable in arrears on the Facility Maturity Date and on any date on which an Advance is prepaid, whether due to acceleration or otherwise. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (local time at the place of receipt). Section 2.13 and other provisions of this Agreement contain further provisions regarding payments of interest.

         2.16 NOTIFICATION OF ADVANCES, INTEREST RATES, PREPAYMENTS AND COMMITMENT REDUCTIONS. Promptly after receipt thereof, Agent will notify each Bank of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. Agent will notify each Bank of the interest rate applicable to each LIBOR Advance promptly upon determination of such interest rate and will give each Bank prompt notice of each change in the Floating Rate, the Applicable LIBOR Rate Margin or the Applicable Unused Commitment Rate.

         2.17 LENDING INSTALLATIONS. Each Bank may book its Loans at any Lending Installation selected by such Bank and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Bank for the benefit of such Lending Installation. Each Bank may, by written or telex notice to Agent and Borrower, designate a Lending Installation through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18 NON-RECEIPT OF FUNDS BY AGENT. Unless Borrower or a Bank, as the case may be, notifies Agent prior to the date on which such payment is due to Agent of (i) in the case of a Bank, the proceeds of a Loan or (ii) in the case of Borrower, a payment of principal, interest, fees or other amounts due under the Loan Documents to Agent for the account of Banks, that it does not intend to make such payment, Agent may assume that such payment has been made. Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If Borrower or such Bank, as the case may be, has not in fact made such payment to Agent, the recipient of such payment shall, on demand by Agent, repay to Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by Agent until the date Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Bank, the Federal Funds Effective Rate for such day or (b) in the case of payment by Borrower, the interest rate applicable to the relevant Advance.

         2.19 SWING LINE. Notwithstanding the minimum amount of an Advance that may be requested and the minimum amount of an Advance that may be repaid under this Agreement, Banks desire for SunTrust to fund Advances for Borrower in amounts that may be less than the minimum Advance amounts required under Section 2.6, and Banks desire to permit Borrower to repay Advances in amounts that may be less than the minimum repayment amounts required under Section 2.7. Such Advances made pursuant to this Section 2.19 shall be deemed to be Advances for purposes of this Agreement and are referred to herein as "Swing Line Advances." Swing Line Advances shall be requested, advanced, and repaid in accordance with the provisions and limitations of this Agreement relating to all Advances, subject to the following:

                  (a) AGGREGATE LIMIT. The aggregate amount of all outstanding Swing Line Advances shall not exceed at any one time $10,000,000.00.

                  (b) FLOATING RATE ADVANCES. All Swing Line Advances shall be Floating Rate Advances.

                  (c) FUNDING SWING LINE ADVANCES. Swing Line Advances shall be funded by SunTrust pursuant to the procedures set forth in Section 2.8 of this Agreement. The principal amount of each Swing Line Advance, together with all accrued interest, shall be repaid by Borrower to SunTrust in same day funds by 1:00 p.m. (or such later time as may be acceptable to Agent), West Palm Beach, Florida time, on the Swing Line Advance Maturity Date. Additionally, if the aggregate principal amount of all outstanding Swing Line Advances exceeds $10,000,000.00, Borrower shall pay to SunTrust the excess amount in same day funds by 1:00 p.m., West Palm Beach, Florida time, on the first Business Day following the day that the excess amount occurs.

                  (d) REPAYMENT OF SWING LINE ADVANCES. If Borrower fails to pay any Swing Line Advances on the applicable Swing Line Advance Maturity Date, then such Advances shall no longer be Swing Line Advances, but shall continue to be Floating Rate Advances for purposes of this Agreement. Each Bank shall be deemed to have irrevocably and unconditionally purchased and received from Agent an undivided interest and participation (ratably in proportion to the ratio that such Bank's Commitment bears to the Aggregate Commitment) in such Advances. In such event, as of 11:59 p.m., West Palm Beach, Florida time, on the Swing Line Advance Maturity Date, Agent shall notify each Bank of the total principal amount of all matured Swing Line Advances and each Bank's ratable share thereof. Upon receipt of such notice (whether or not delinquent), each Bank shall promptly and unconditionally pay to Agent for the account of SunTrust the amount of such Bank's share (ratably in proportion to the ratio that such Bank's Commitment bears to the Aggregate Commitment) of such payment in same day funds, and Agent shall pay such amount, and any other amounts received by Agent for SunTrust's account pursuant to this Section 2.19(d), to SunTrust, in accordance with the payment provisions of Section 2.13. If Agent so notifies such Bank prior to 11:00 a.m., West Palm Beach, Florida time, on any Business Day, such Bank shall make available to Agent for the account of SunTrust such Bank's share of the amount of such payment on such Business Day in same day funds. If

Agent notifies such Bank after 11:00 a.m., West Palm Beach, Florida time, on any Business Day, such Bank shall make available to Agent for the account of SunTrust such Bank's share of the amount of such payment on the next succeeding Business Day in same day funds. If and to the extent such Bank shall not have so made its share of the amount of such payment available to Agent for the account of SunTrust, such Bank agrees to pay to Agent for the account of SunTrust forthwith on demand such amount, together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to Agent for the account of SunTrust, at the Federal Funds Effective Rate. The failure of any Bank to make available to Agent for the account of SunTrust such Bank's share of any such payment shall not relieve any other Bank of its obligation hereunder to make available to Agent for the account of SunTrust its share of any payment on the date such payment is to be made.

                  (e) ADVANCES. The payments made by Banks to SunTrust in reimbursement of Swing Line Advances shall constitute, and Borrower hereby expressly acknowledges and agrees that such payments shall constitute, Advances hereunder to Borrower and such payments shall for all purposes be treated as Advances to Borrower (notwithstanding that the amounts thereof may not comply with the provisions of Section 2.6 and 2.7). Such Advances shall be Floating Rate Advances, subject to Borrower's rights to convert the Advance to another Type in accordance with this Article II.

         2.20 WITHHOLDING TAX EXEMPTION. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank (if any) that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of Borrower and Agent two (2) duly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any more current form then in use), certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal taxes and an Internal Revenue Service Form W-8 or W-9 (or any more current form then in use) entitling such Bank to receive a complete exemption from United States tax backup withholding. Each Bank which so delivers a Form 1001 or 4224 (or any more current form then in use) further undertakes to deliver to each of Borrower and Agent two (2) additional copies of such form (or any more current form then in use) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by Borrower or Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises Borrower and Agent that it is not capable of receiving payments without any deduction or withholding of United States federal tax. If a Bank does not provide duly executed forms to Borrower and Agent within the time periods set forth in this Section, Borrower or Agent shall withhold taxes from payments to such Bank at the applicable statutory rates and Borrower shall not be required to pay any additional amounts as a result of such withholding. Upon the reasonable request of Borrower or Agent, each Bank that has not provided the forms or other documents, as provided above, on the basis of being a "United States person," shall submit to Borrower and Agent a certificate or other evidence to the effect that it is such a "United States person."

         2.21 EXTENSION OF FACILITY MATURITY DATE.

                  (a) EXTENSION REQUESTS. Borrower may request a single, one-year extension of the Facility Maturity Date by submitting a written request for an extension to Agent (an "Extension Request") no earlier than two hundred seventy (270) days and no later than one (1) year after the date of this Agreement. Promptly upon (but not later than five (5) Business Days after) receipt of the Extension Request, Agent shall notify each Bank of the contents thereof and shall request each Bank to approve the Extension Request. Approval of an Extension Request shall be in each Bank's sole discretion, and no Bank shall have any liability to Borrower or any other Bank if it fails to approve an Extension Request. Each Bank approving the Extension Request shall deliver its written approval to Agent no later than sixty (60) days after the date of the Extension Request. If the approval of each Bank is received by Agent within sixty (60) days after the date of the Extension Request (or as otherwise provided in Section 2.21(b)), Agent shall promptly so notify Borrower and each Bank, and the Facility Maturity Date shall be extended by one (1) year. If any Bank does not deliver to Agent such Bank's written approval to any Extension Request within sixty (60) days after the date of such Extension Request, the Facility Maturity Date shall not be extended, except as otherwise provided in
Section 2.21(b).

                  (b) FULL ASSIGNMENT BY REJECTING BANKS. If (i) any Bank or Banks ("Rejecting Bank(s)") in its sole discretion shall not approve an Extension Request, and (ii) not later than one hundred eighty (180) days after the date of the Extension Request, all rights and obligations of all Rejecting Banks under this Agreement and under the other Loan Documents (including, without limitation, their Commitment and all Loans owing to them) shall have been assigned in accordance with Section 2.23, to one or more Replacement Banks who shall have approved in writing such Extension Request at the time of such assignment, then Agent shall promptly so notify Borrower and each Bank and the Facility Maturity Date shall be extended by one (1) year.

                  (c) NO FULL ASSIGNMENT BY REJECTING BANKS. If (i) any Rejecting Bank shall not approve an Extension Request, and (ii) all Rejecting Banks have not assigned their rights and obligations under this Agreement to Replacement Banks in accordance with clause (b)(ii) in this Section 2.21, then Agent shall promptly so notify Borrower and each Bank (including any Replacement
Bank) and the Facility Maturity Date shall not be extended.

                  (d) APPROVAL OF EXTENSION. Within ten (10) days after Agent's notice to Borrower that all Banks (including, if applicable, Replacement Banks) have approved an Extension Request (whether pursuant to Section 2.21(a) or (b)), Borrower shall pay to Agent for the account of each Bank approving the extension (including, if applicable, Replacement Banks) an extension fee calculated in the manner set forth in
Section 2.5(c).

                  (e) NO EXTENSION. Notwithstanding anything in this Section
2.21 to the contrary, if the Extension Request is not approved pursuant to
Section 2.21(a) or (c), or if Borrower does not request an extension pursuant to this Section 2.21, or if any Unmatured Event of Default or Event of Default exists at the time of any Extension Request or at any other time, then the Facility Maturity Date shall not be extended.

                  (f) REJECTING BANKS BOUND. Each Rejecting Bank shall remain bound by all of its obligations under this Agreement except to the extent any of its obligations arising after any assignment to a Replacement Bank are relieved pursuant to Section 2.23.

         2.22 CONVERSION PERIOD.

                  (a) COMMENCEMENT OF CONVERSION PERIOD. If at any time (i) the ratio of Consolidated Liabilities to Consolidated Tangible Net Worth equals or exceeds 3.0:1.0 for any fiscal quarter, or (ii) the ratio of EBITDA to Consolidated Interest Incurred equals or is less than 1.25:1.0 for any fiscal quarter, or (iii) if not triggered by clause (i) or (ii) of this Section 2.22
(a), Borrower fails to satisfy any Financial Covenant Test (even if not the same one) for two (2) consecutive fiscal quarters or three (3) of the trailing five
(5) fiscal quarters (in any such case, the "Triggering Event"), then unless the Majority Banks in their sole and absolute discretion agree otherwise, the Conversion Period shall automatically commence. The Conversion Date shall be first day of the first month after the Triggering Event.

                  (b) DELIVERY OF COLLATERAL DOCUMENTS AND ENVIRONMENTAL AGREEMENTS. Within thirty (30) days after the Conversion Date, Borrower shall, and shall cause the Guarantors to, execute and deliver to Agent all Collateral Documents and Environmental Agreements relating to the Collateral. All Collateral Documents shall be in recordable form and sufficient to accomplish their intended purposes of granting the Banks a properly perfected first and prior lien on and security interest in the Collateral as security for the Obligations and the obligations under the Guaranty.

                  (c) COLLATERAL. The Collateral subject to the properly perfected first and prior lien on and security interest imposed by the Collateral Documents shall at all times have an aggregate fair market value, in the judgment of the Agent, not less than the Borrowing Base required to support the outstanding Advances and Facility Letter of Credit Obligations. After delivery to Agent of the Collateral Documents, Borrower shall make payments on account of the Obligations (in addition to payments otherwise required by this Agreement) or cause additional Collateral to be subjected to the first and prior lien and encumbrance of the Collateral Documents as and when Agent in its sole discretion may require to maintain the minimum Borrowing Base required by this Agreement.

                  (d) DELIVERY OF DUE DILIGENCE DOCUMENTS. Within ninety (90) days after the Conversion Date, Borrower shall, and shall cause Guarantors to, provide to Agent all Due Diligence Documents relating to the Collateral. As and when any additional Collateral is required to be subjected to the first and prior lien and encumbrance of the Collateral Documents pursuant to Section 2.22
(c), Borrower shall deliver to Agent the Due Diligence documents pertaining to the additional Collateral.

                  (e) PARTIAL RELEASES. During the Conversion Period, Agent shall release any Collateral from the lien and encumbrance of the Collateral Documents within a reasonable time after request by Borrower or any Guarantor if:

                           (i) the Collateral is sold and transferred in the ordinary course of business to a person that is not an Affiliate;

                           (ii) at the time of the request and the release, no Unmatured Event of Default or Event of Default exists;

                           (iii) at the time of and immediately after the release, the Borrowing Base is not less than the then outstanding Advances, plus the outstanding Facility Letter of Credit Obligations plus the outstanding Aggregate Senior Indebtedness (taking into account, among other things, any payments by Borrower and the encumbering of any additional Collateral by the Collateral Documents as Agent may require pursuant to Section 2.22 (c) to maintain the minimum Borrowing Base required by this Agreement); and

                           (iv) the Agent is provided with such plats, surveys, appraisals, Borrowing Base Certificates, certificates as to the actual cost of the Collateral, and other documents and information as it may reasonably require in connection with the release; and

                           (v) the cost of preparation, review and approval of the instrument of release, and all other costs and expenses incurred by Agent in connection with the release, are paid in full by Borrower or Guarantors.

                  (f) EFFECT OF CONVERSION PERIOD. If any Triggering Event described in Section 2.22(a) occurs and no Unmatured Event of Default or Event of Default has occurred, then the Triggering Event, by itself, shall not constitute an Unmatured Event of Default or Event of Default under this Agreement. If, however, (i) the ratio of Consolidated Liabilities to Consolidated Tangible Net Worth equals or exceeds 3.0:1.0 for two (2) consecutive fiscal quarters or three (3) of any trailing five (5) fiscal quarters, or (ii) the ratio of EBITDA to Consolidated Interest Incurred equals or is less than 1.25:1.0 for two (2) consecutive fiscal quarters or three (3) of any trailing five (5) fiscal quarters, or (iii) Borrower fails to satisfy any Financial Covenant Test (even if not the same one) for three (3) consecutive fiscal quarters or four (4) of any trailing six (6) fiscal quarters, then the occurrence of any such event shall constitute an Event of Default pursuant to Section 10.15.

                  (g) FINANCIAL REPORTING AND COMPLIANCE. During the Conversion Period and for so long as the Senior Debt is outstanding (i) in addition to the other financial reports, documents and information required to be submitted pursuant to this Agreement, Borrower shall furnish to Agent by the fifteenth
(15th) day of each calendar month a signed certificate certifying the amount of its Consolidated Tangible Assets (as defined in the Indenture) effective as of the end of the most recent calendar month then ended and with such current financial statements, reports and other documents and information as Agent may reasonably require to verify that the encumbering of the Collateral by the Collateral Documents does not result in an exceedance of the forty percent (40%) limitation in clause (i) of the definition of "Permitted Liens" in the Indenture, and (ii) Borrower shall not, nor will permit any Subsidiary to, cause or permit any exceedance of the forty percent (40%) limitation.

         2.23 REPLACEMENT OF CERTAIN BANKS. In the event a Bank (the "Affected Bank"):

                           (i) shall have requested compensation from Borrower under Sections 3.1 or 3.2 to cover additional costs incurred by such Bank that are not being incurred generally by the other Banks, or

                           (ii) shall have delivered a notice pursuant to
         Section 3.3 that such Affected Bank is unable to extend LIBOR Loans for reasons not generally applicable to the other Banks, or

                           (iii) is a Rejecting Bank pursuant to Section 2.21,

then, in any such case, and at any time after any such event occurs, Borrower and Agent may make written demand on such Affected Bank for the Affected Bank to assign all of its rights and obligations under this Agreement (including, without limitation, its Commitment and all Loans owing to it) in accordance with this Agreement, and such Affected Bank shall assign, pursuant to one or more duly executed assignment agreements in substantially the form provided for in
Section 15.3.1, within five (5) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 15.3, and that are selected by Borrower and Agent, that are reasonably acceptable to Agent and Borrower, that Borrower or Agent, as the case may be, shall have engaged for such purpose (the "Replacement Bank"), all of such Affected Bank's rights and obligations under this Agreement and the other Loan Documents (including, without limitation, its Commitment and all Loans owing to it) in accordance with Section 15.3. If any Affected Bank fails to execute and deliver such assignment agreements within thirty (30) days after demand, then such Affected Bank shall have no further right to receive any amounts payable under Sections 3.1 and 3.2 with respect to such Affected Bank.

         Agent agrees, upon the occurrence of any such event with respect to an Affected Bank and upon written request of Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Bank. Agent is authorized, but shall not be obligated to, execute one or more of such assignment agreements as attorney-in-fact for any Affected Bank failing to execute and deliver the same within five (5) Business Days after the date of such demand. Further, with respect to such assignment, the Affected Bank shall have concurrently received, in cash, all amounts due and owing to the Affected Bank hereunder or under any other Loan Document, including without limitation the aggregate outstanding principal amount of the Loans owed to such Bank, together with accrued interest thereon through the date of such assignment, amounts payable under Sections 3.1 and 3.2 with respect to such Affected Bank (unless forfeited in accordance with the foregoing provisions of this Section 2.23), and all fees payable to such Affected Bank hereunder; provided that, upon such Affected Bank's replacement, such Affected Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of
Article III (unless forfeited in accordance with the foregoing provisions of this Section 2.23), and Section 12.7, as well as to any fees accrued hereunder and not yet paid, and shall continue to be obligated under Section 13.8 with respect to obligations and liabilities accruing prior to the replacement of such Affected Bank.

                                   ARTICLE III
                             CHANGE IN CIRCUMSTANCES

         3.1 YIELD PROTECTION. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any interpretation thereof, or the compliance of any Bank therewith,

                           (i) subjects any Bank or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from Borrower (excluding any taxes imposed on, or based on, or determined by reference to the net income of any Bank or applicable Lending Installation, including, without limitation, franchise taxes, alternative minimum taxes and any branch profits tax (collectively, "Excluded Taxes")), any taxes imposed on, or based on, or determined by reference to or changes the basis of taxation of payments to any Bank in respect of its Loans or other amounts due it hereunder (except for Excluded Taxes),

                           (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to LIBOR Rates), or

                           (iii) imposes any other condition or requirement the result of which is to increase the cost to any Bank or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Bank or any applicable Lending Installation in connection with loans, or requires any Bank or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Bank, then, within fifteen (15) days after demand by such Bank and delivery to Borrower of documentation or other evidence supporting the Bank's demand, Borrower shall pay such Bank that portion of such increased expense incurred or reduction in an amount received which such Bank determines is attributable to making, funding and maintaining its Loans and its Commitment; provided, however, that Borrower shall not be required to pay any such increase to any Bank (1) if such Bank fails to comply with the requirements of Section 2.20 hereof or forfeits the increase in accordance with Section 2.23 or (2) to the extent that such Bank determines, in its sole reasonable discretion, that it can, after notice from Borrower, through reasonable efforts, eliminate or reduce the amount of tax liabilities payable (without additional costs or expenses unless Borrower agrees to bear such costs or expenses) or other disadvantages or risks (economic or otherwise) to such Bank or Agent. If any Bank receives a refund in respect of any tax for which such Bank has received payment from Borrower hereunder, such Bank shall promptly notify Borrower of such refund and such Bank shall repay the amount of such refund to Borrower, provided that Borrower, upon the request of such Bank, agrees to return such refund (plus any penalties, interest or other charges) to such Bank in the event such Bank is required to repay such refund. The determination as to whether any Bank has received a refund shall be made by such Bank and such determination shall be conclusive absent manifest error.

         3.2 CHANGES IN CAPITAL ADEQUACY REGULATIONS. If a Bank or Issuing Bank determines the amount of capital required or expected to be maintained by such Bank, any Lending Installation of such Bank or Issuing Bank or any corporation controlling such Bank or Issuing Bank is increased as a result of a Change, then, within fifteen (15) days after demand by such Bank or Issuing Bank, and delivery to Borrower of documentation or other evidence supporting the Bank's demand, Borrower shall pay such Bank or Issuing Bank the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Bank or Issuing Bank determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder, or its issuance or maintenance of or participation in, or commitment to issue, to maintain or to participate in, the Facility Letters of Credit hereunder (after taking into account such Bank's or Issuing Bank's policies as to capital adequacy); provided, however, that Borrower shall not be required to pay any such increase to any Bank if such Bank forfeits the increase in accordance with
Section 2.23. "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this

Agreement which affects the amount of capital required or expected to be maintained by any Bank, Issuing Bank, Lending Installation or any corporation controlling any Bank or Issuing Bank. "Risk-Based Capital Guidelines" means (A) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (B) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3 AVAILABILITY OF TYPES OF ADVANCES. If any Bank determines and notifies Agent that maintenance of any of such Bank's LIBOR Loans at a suitable Lending Installation would violate any applicable law, rule, regulation or directive, whether or not having the force of law, Agent shall suspend the availability of the affected Type of Advance and require any LIBOR Advances of the affected Type to be repaid; or if the Majority Banks determine and notify Agent that (i) deposits of a type or maturity appropriate to match fund LIBOR Advances are not available, Agent shall suspend the availability of the affected Type of Advance with respect to any LIBOR Advances made after the date of any such determination, or (ii) an interest rate applicable to a Type of Advance does not accurately reflect the cost of making a LIBOR Advance of such Type, then, if for any reason whatsoever the provisions of Section 3.1 are inapplicable, Agent shall suspend the availability of the affected Type of Advance with respect to any LIBOR Advance made after the date of any such determination.

         3.4 FUNDING INDEMNIFICATION. If any payment of a LIBOR Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a LIBOR Advance is not made on the date specified by Borrower for any reason other than default by Banks, Borrower will indemnify each Bank for any loss or cost or expense incurred by it resulting therefrom, including, without limitation, any loss or cost of re-employment of funds at a lower rate of interest or in liquidating or employing deposits required to fund or maintain the LIBOR Advance.

         3.5 BANK STATEMENTS; SURVIVAL OF INDEMNITY. To the extent reasonably possible, each Bank shall designate an alternate Lending Installation with respect to its LIBOR Advances to reduce any liability of Borrower to such Bank under Sections 3.1 and 3.2 or to avoid the unavailability of a Type of Advance under Section 3.3, so long as such designation is not disadvantageous to such Bank. Each Bank or Issuing Bank shall deliver a written statement of such Bank or Issuing Bank as to the amount due, if any, under Sections 3.1, 3.2 or 3.4. Such written statement shall set forth in reasonable detail the calculations upon which such Bank or Issuing Bank determined such amount and shall be final, conclusive and binding on Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a LIBOR Advance shall be calculated as though each Bank funded its LIBOR Advance through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the LIBOR Advance applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement shall be payable within three (3) days after receipt by Borrower of the written statement. The obligations of Borrower under Sections 3.1, 3.2 and 3.4 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV
                          THE LETTER OF CREDIT FACILITY

         4.1 FACILITY LETTERS OF CREDIT. The Issuing Bank agrees, on the terms and conditions set forth in this Agreement, to issue from time to time for the account of Borrower, through such offices or branches as it and Borrower may jointly agree, one or more Facility Letters of Credit in accordance with this
Article IV, during the period commencing on the date hereof and ending on the Business Day prior to the Facility Maturity Date. Each Facility Letter of Credit shall be either (i) a standby letter of credit to support obligations of Borrower or a Guarantor, contingent or otherwise, arising in the ordinary course of business, or (ii) a documentary letter of credit in respect of the purchase of goods or services by Borrower or a Guarantor in the ordinary course of business.

         4.2 LIMITATIONS. No Issuing Bank shall issue, amend or extend, at any time, any Facility Letter of Credit:

                           (i) if the aggregate maximum amount then available for drawing under Letters of Credit issued by such Issuing Bank, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

                           (ii) if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, the aggregate principal amount of the Facility Letter of Credit Obligations would exceed $10,000,000.00;

                           (iii) that, in the case of the issuance of a Facility Letter of Credit, is in, or in the case of an amendment of a Facility Letter of Credit, increases the face amount thereof by, an amount in excess of the then Aggregate Available Credit;

                           (iv) if, after giving effect to the Facility Letter of Credit or amendment or extension thereof requested hereunder, the aggregate principal amount of the Facility Letter of Credit Obligations outstanding plus the principal amount of all Advances outstanding plus the Aggregate Senior Indebtedness outstanding would exceed the Borrowing Base as of the most recent Inventory Valuation Date;

                           (v) if such Issuing Bank receives written notice from Agent at or before noon, West Palm Beach, Florida time, on the proposed Issuance Date of such

         Facility Letter of Credit that one or more of the conditions precedent contained in Sections 5.1 or 5.2, as applicable, would not on such Issuance Date be satisfied, unless such conditions are thereafter satisfied and written notice of such satisfaction is given to such Issuing Bank by Agent;

                           (vi) that has an expiration date (taking into account any automatic renewal provisions thereof) that is later than the Issuing Bank may agree; provided, however in no event shall the expiration date be later than the Business Day next preceding the scheduled Facility Maturity Date; or

                           (vii) that is in a currency other than Dollars, or that is not consistent with the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be updated.

         4.3 CONDITIONS. In addition to being subject to the satisfaction of the conditions contained in Sections 5.1 and 5.2, as applicable, the issuance of any Facility Letter of Credit is subject to the satisfaction in full of the following conditions:

                           (i) Borrower shall have delivered to the Issuing Bank at such times and in such manner as the Issuing Bank may reasonably prescribe a Reimbursement Agreement and such other documents and materials as may be reasonably required pursuant to the terms thereof, and the proposed Facility Letter of Credit shall be reasonably satisfactory to such Issuing Bank in form and content; and

                           (ii) as of the Issuance Date no order, judgment or decree of any court, arbitrator or governmental authority shall enjoin or restrain such Issuing Bank from issuing the Facility Letter of Credit and no law, rule or regulation applicable to such Issuing Bank and no directive from any governmental authority with jurisdiction over the Issuing Bank shall prohibit such Issuing Bank from issuing Letters of Credit generally or from issuing that Facility Letter or Credit.

         4.4 PROCEDURE FOR ISSUANCE OF FACILITY LETTERS OF CREDIT.

                  (a) REQUEST FOR FACILITY LETTER OF CREDIT. Borrower shall give the Issuing Bank and Agent not less than five (5) Business Days' prior written notice of any requested issuance of a Facility Letter of Credit under this Agreement. Such notice shall specify (i) the stated amount of the Facility Letter of Credit requested, (ii) the requested Issuance Date, which shall be a Business Day, (iii) the date on which such requested Facility Letter of Credit is to expire, which date shall be in compliance with the requirements of Section 4.2(vi), (iv) the purpose for which such Facility Letter of Credit is to be issued (which shall be a purpose permitted pursuant to Section 7.2), and (v) the Person for whose benefit the requested Facility Letter of Credit is to be issued. At the time such request is made, Borrower shall also provide

Agent and the Issuing Bank with a copy of the form of the Facility Letter of Credit it is requesting be issued.

                  (b) ISSUING BANK. Within two (2) Business Days after receipt of a request for issuance of a Facility Letter of Credit in accordance with
Section 4.4(a), the Issuing Bank shall approve or disapprove, in its reasonable discretion, the form of such requested Facility Letter of Credit, but the issuance of such approved Facility Letter of Credit shall continue to be subject to the provisions of this Article IV. The Issuing Bank shall use reasonable efforts to notify Borrower of any changes in the Issuing Bank's policies or procedures that could reasonably be expected to affect adversely the Issuing Bank's approval of the form of any requested Facility Letters of Credit.

                  (c) CONFIRMATION OF ISSUANCE. Upon receipt of a request for issuance of a Facility Letter of Credit in accordance with Section 4.4(a), Agent shall determine, as of the close of business on the day it receives such request, whether the issuance of such Facility Letter of Credit would be permitted under the provisions of Sections 4.2(ii), (iii), (iv) and (v) and, prior to the close of business on the second Business Day after Agent received such request, Agent shall notify the Issuing Bank and Borrower (in writing or by telephonic notice confirmed promptly thereafter in writing) whether issuance of the requested Facility Letter of Credit would be permitted under the provisions of Sections 4.2(ii), (iii), (iv) and (v). If Agent notifies the Issuing Bank and Borrower that such issuance would be so permitted, then, subject to the terms and conditions of this Article IV and provided that the applicable conditions set forth in Sections 5.1 and 5.2 have been satisfied, the Issuing Bank shall, on the requested Issuance Date, issue the requested Facility Letter of Credit in accordance with the Issuing Bank's usual and customary business practices. The Issuing Bank shall give Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance of a Facility Letter of Credit.

                  (d) EXTENSION AND AMENDMENT. An Issuing Bank shall not extend or amend any Facility Letter of Credit unless the requirements of this Section
4.4 are met as though a new Facility Letter of Credit were being requested and issued; provided, however, that if the Facility Letter of Credit, as originally issued, sets forth such extension or amendment, then the Issuing Bank shall so extend or amend the Facility Letter of Credit upon the request of Borrower given in the manner set forth in Section 4.4(a) and upon satisfaction of the terms and conditions of Section 4.4(c).

                  (e) EXISTING LETTERS OF CREDIT. As of the date of this Agreement, certain of the Banks have previously issued, and there are currently outstanding, Letters of Credit for the benefit of Borrower and/or a Guarantor (the "Existing Letters of Credit"), all pursuant to the Refinanced Loans. All Existing Letters of Credit are listed in SCHEDULE "4.4" attached hereto. Such Existing Letters of Credit shall remain outstanding after the date of this Agreement. Borrower and/or the applicable Guarantor remain obligated with respect to the Existing Letters of Credit on an unsecured or cash secured basis. Subject to the limitations and procedures of this

Article IV, all Existing Letters of Credit shall be converted to Facility Letters of Credit no later than their next renewal, replacement or reissue date. The date of such conversion shall be deemed to be the date of issuance of such Facility Letter of Credit for purposes of this Agreement, including without limitation, for purposes of calculating the fees payable under Section 4.7. Immediately upon such conversion, the Issuing Bank, through Agent, shall be deemed to have sold and transferred, and each Bank shall be deemed to have irrevocably and unconditionally purchased and received from Agent, without recourse or warranty, in each case without further action on the part of any Person, an undivided interest and participation, (ratably in proportion to the ratio that such Bank's Commitment bears to the Aggregate Commitment) in such Facility Letter of Credit. Each Bank severally agrees to fund any disbursements by the Issuing Bank pursuant to Existing Letters of Credit by funding in accordance with Section 4.6. The Existing Letters of Credit converted to Facility Letters of Credit pursuant to this Section 4.4(e) shall be deemed to be Facility Letters of Credit for all purposes under this Agreement, and shall be subject to all terms and conditions hereof.

         4.5 DUTIES OF ISSUING BANK. Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Facility Letter of Credit, if taken or omitted in the absence of willful misconduct or gross negligence, shall not put such Issuing Bank under any resulting liability to any Bank or, assuming that such Issuing Bank has complied with the procedures specified in Section 4.4, relieve any Bank of its obligations hereunder to such Issuing Bank. In determining whether to pay under any Facility Letter of Credit, the Issuing Bank shall have no obligation relative to Banks other than to confirm that any documents required to be delivered under such Facility Letter of Credit appear to have been delivered in compliance and that they appear to comply on their face with the requirements of such Facility Letter of Credit.

         4.6 PARTICIPATION.

                  (a) PROPORTIONATE SHARE OF BANKS. Immediately upon issuance by an Issuing Bank of any Facility Letter of Credit in accordance with Section 4.4, each Bank shall be deemed to have irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation (ratably in proportion to the ratio that such Bank's Commitment bears to the Aggregate Commitment) in such Facility Letter of Credit.

                  (b) PAYMENT BY ISSUING BANK. In the event that an Issuing Bank makes any payment under any Facility Letter of Credit and Borrower shall not have repaid such amount to such Issuing Bank on or before the date of such payment by such Issuing Bank, such Issuing Bank shall promptly so notify Agent, which shall promptly so notify each Bank. Upon receipt of such notice, each Bank shall promptly and unconditionally pay to Agent for the account of such Issuing Bank the amount of such Bank's share (ratably in proportion to the ratio that such

Bank's Commitment bears to the Aggregate Commitment) of such payment in same day funds, and Agent shall promptly pay such amount, and any other amounts received by Agent for such Issuing Bank's account pursuant to this Section 4.6(b), to such Issuing Bank. If Agent so notifies such Bank prior to 11:00 a.m., West Palm Beach, Florida time, on any Business Day, such Bank shall make available to Agent for the account of such Issuing Bank such Bank's share of the amount of such payment on such Business Day in same day funds. If and to the extent such Bank shall not have so made its share of the amount of such payment available to Agent for the account of such Issuing Bank, such Bank agrees to pay to Agent for the account of such Issuing Bank forthwith on demand such amount, together with interest thereon, for each day from the date such payment was first due until the date such amount is paid to Agent for the account of such Issuing Bank, at the Federal Funds Effective Rate. The failure of any Bank to make available to Agent for the account of such Issuing Bank such Bank's share of any such payment shall not relieve any other Bank of its obligation hereunder to make available to Agent for the account of such Issuing Bank its share of any payment on the date such payment is to be made.

                  (c) ADVANCES. The payments made by Banks to an Issuing Bank in reimbursement of amounts paid by it under a Facility Letter of Credit shall constitute, and Borrower hereby expressly acknowledges and agrees that such payments shall constitute, Advances hereunder to Borrower and such payments shall for all purposes be treated as Advances to Borrower (notwithstanding that the amounts thereof may not comply with the provisions of Section 2.6). Such Advances shall be Floating Rate Advances, subject to Borrower's rights to convert the Advance to another Type in accordance with Article II hereof.

                  (d) COPIES OF DOCUMENTS. Upon the request of Agent or any Bank, an Issuing Bank shall furnish to the requesting Agent or Bank copies of any Facility Letter of Credit or Reimbursement Agreement to which such Issuing Bank is party and such other documentation as may reasonably be requested by Agent or the Bank.

                  (e) OBLIGATIONS OF BANKS. The obligations of Banks to make payments to Agent for the account of an Issuing Bank with respect to a Facility Letter of Credit shall be irrevocable, not subject to any qualification or exception whatsoever and shall be made in accordance with, but not subject to, the terms and conditions of this Agreement under all circumstances notwithstanding:

                           (i) any lack of validity or enforceability of this Agreement, any Facility Letter of Credit (except where due to the gross negligence or willful misconduct of the Issuing Bank), or any of the other Loan Documents;

                           (ii) the existence of any claim, setoff, defense or other right which Borrower or any Guarantor may have at any time against a beneficiary named in a Facility Letter of Credit or any transferee of any Facility Letter of Credit (or any Person for whom any such transferee may be acting), such Issuing Bank, Agent, any Bank, or any other Person, whether in connection with this Agreement, any Facility Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between Borrower or any Subsidiary and the beneficiary named in any Facility Letter of Credit) other than the defense of payment in accordance with this Agreement or a defense based on the gross negligence or willful misconduct of the Issuing Bank;

                           (iii) any draft, certificate or any other document presented under the Facility Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect of any statement therein being untrue or inaccurate in any respect so long as the payment by the Issuing Bank under such Facility Letter of Credit against presentation of such draft, certificate or other document shall not have constituted gross negligence or willful misconduct;

                           (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

                           (v) any failure by Agent or the Issuing Bank to make any reports required pursuant to Section 4.8; or

                           (vi) the occurrence of any Event of Default or Unmatured Event of Default.

         4.7 COMPENSATION FOR FACILITY LETTERS OF CREDIT

                  (a) PAYMENT OF FACILITY LETTER OF CREDIT FEE. Borrower agrees to pay to Agent, in the case of each outstanding Facility Letter of Credit, the Facility Letter of Credit Fee therefor. The Facility Letter of Credit Fee shall be payable annually and in advance, on the Issuance Date and annually thereafter for so long as the Facility Letter of Credit is outstanding. All Facility Letter of Credit Fees shall be non-refundable in any event and shall not be calculated on a pro rata basis for the period to which such payment applies. Agent shall promptly remit such Facility Letter of Credit Fees, when paid, to Banks (ratably in the proportion that each Bank's Commitment bears to the Aggregate Commitment).

                  (b) ADMINISTRATIVE FEE. In addition to the Facility Letter of Credit Fee payable on each outstanding Facility Letter of Credit in accordance with Section 4.7(a), Borrower shall pay to the Issuing Bank on the Issuance Date an administrative fee in the amount of $250.00 for each Facility Letter of Credit issued.

                  (c) AMOUNTS OWED TO ISSUING BANK. An Issuing Bank shall have the right to receive solely for its own account such amounts as Borrower may agree, in writing, to pay to such Issuing Bank with respect to issuance fees and for such Issuing Bank's out-of-pocket costs of issuing and servicing Facility Letters of Credit.

         4.8 ISSUING BANK REPORTING REQUIREMENTS. Each Issuing Bank shall, no later than the tenth day following the last day of each month, provide to Agent a schedule of the Facility Letters of Credit issued by it, in form and substance reasonably satisfactory to Agent, showing the Issuance Date, account party, original face amount, amount (if any) paid thereunder, expiration date and the reference number of each Facility Letter of Credit outstanding at any time during such month and the aggregate amount (if any) payable by Borrower to such Issuing Bank during the month pursuant to Section 3.2. Copies of such reports shall be provided promptly to each Bank and Borrower by Agent.

         4.9 INDEMNIFICATION; NATURE OF ISSUING BANK'S DUTIES.

                  (a) INDEMNITY. In addition to amounts payable as elsewhere provided in this Article IV, Borrower hereby agrees to protect, indemnify, pay and hold harmless Agent and each Bank and Issuing Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) arising from the claims of third parties against Agent, Issuing Bank or Bank as a consequence, direct or indirect, of (i) the issuance of any Facility Letter of Credit other than, in the case of an Issuing Bank, as a result of its willful misconduct or gross negligence, or (ii) the failure of an Issuing Bank issuing a Facility Letter of Credit to honor a drawing under such Facility Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority.

                  (b) ASSUMPTION OF RISK. As among Borrower, Banks, Agent and the Issuing Bank, Borrower assumes all risks of the acts and omissions of, or misuse of Facility Letters of Credit by, the respective beneficiaries of such Facility Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Issuing Bank nor Agent nor any Bank shall be responsible:

                           (i) for the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Facility Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                           (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Facility Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

                           (iii) for failure of the beneficiary of a Facility Letter of Credit to comply fully with conditions required in order to draw upon such Facility Letter of Credit;

                           (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;

                           (v) for errors in interpretation of technical terms;

                           (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Facility Letter of Credit or of the proceeds thereof;

                           (vii) for the misapplication by the beneficiary of a Facility Letter of Credit of the proceeds of any drawing under such Facility Letter of Credit; and

                           (viii) for any consequences arising from causes beyond the control of Agent, the Issuing Bank and Banks including, without limitation, any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers under this
         Section 4.9.

                  (c) GOOD FAITH. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by an Issuing Bank under or in connection with the Facility Letters of Credit or any related certificates, if taken or omitted in good faith under commercially reasonable standards, shall not put such Issuing Bank, Agent or any Bank under any resulting liability to Borrower or relieve Borrower of any of its obligations hereunder to any such Person.

                  (d) CERTAIN ACTS OF ISSUING BANK. Notwithstanding anything to the contrary contained in this Section 4.9, Borrower shall have no obligation to indemnify an Issuing Bank under this Section 4.9 in respect of any liability incurred by such Issuing Bank arising primarily out of the willful misconduct or gross negligence of such Issuing Bank, as determined by a court of competent jurisdiction, or out of the wrongful dishonor by such Issuing Bank of a proper demand for payment made under the Facility Letters of Credit issued by such Issuing Bank, unless such dishonor was made at the request of Borrower.

         4.10 NO OBLIGATION TO ISSUE. The Issuing Bank shall not at any time be obligated to issue any Facility Letter of Credit if such issuance would conflict with, or cause the Issuing Bank or any other Bank, to exceed any limits imposed by any applicable law, rule or regulation.

         4.11 OBLIGATIONS OF ISSUING BANK AND OTHER BANKS. Except to the extent that a

Bank shall have agreed to be designated as an Issuing Bank, no Bank shall have any obligation to accept or approve any request for, or to issue, amend or extend, any Letter of Credit, and the obligations of the Issuing Bank to issue, amend or extend any Facility Letter of Credit are expressly limited by and subject to the provisions of this Article IV.

                                    ARTICLE V
                              CONDITIONS PRECEDENT

         5.1 INITIAL ADVANCE. Banks shall not be required to make the initial Advance hereunder, and the Issuing Bank shall not be required to issue the initial Facility Letter of Credit hereunder, unless Borrower has paid to Agent the fees set forth in the commitment letter (including the letter agreement incorporated therein) dated March 9, 1998 between Agent, SunTrust Equitable Securities Corporation, and Borrower (signed and accepted by Borrower on March 11, 1998), and any other amounts then due pursuant to this Agreement, and Borrower has furnished to Agent with the following in form and substance acceptable to Agent:

                           (i) Copies of the certificate of incorporation of Borrower and each Guarantor, together with all amendments, and a certificate of good standing, all certified by the appropriate governmental officer in the jurisdiction of incorporation.

                           (ii) Copies, certified by the Secretary or Assistant Secretary of Borrower and each Guarantor, of each such corporation's by-laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Bank) authorizing the execution of the Loan Documents and the Guaranty.

                           (iii) Incumbency certificates, executed by the Secretary or Assistant Secretary of Borrower and each Guarantor, which shall identify by name and title and bear the signature of the officers of the such corporation authorized to sign the Loan Documents and the Guaranty (as applicable) and (if applicable) to make borrowings hereunder and to request, apply for and execute Facility Letter of Credit Reimbursement Agreements with respect to Facility Letters of Credit hereunder, upon which certificates Agent, Banks and the Issuing Bank shall be entitled to rely until informed of any change in writing by Borrower or the applicable Guarantor.

                           (iv) A written opinion of Greenberg, Traurig, Hoffman, Lipoff, Rosen & Quentel, P.A., counsel to Borrower and Guarantors, addressed to Agent and Banks in substantially the form of EXHIBIT "F" hereto.

                           (v) A written opinion of general counsel of Borrower, addressed to Agent and Banks in substantially the form of EXHIBIT "G" hereto.

                           (vi) Notes payable to the order of each of Banks.

                           (vii) Written money transfer instructions, in form acceptable to Agent, addressed to Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as Agent may have reasonably requested.

                           (viii) The Guaranty duly executed by Guarantors.

                           (ix) Evidence satisfactory to Agent (A) of payment in full (which payment may be made from the proceeds of the initial Advance hereunder) of all obligations of Borrower and Guarantors with respect to, and termination of the financing arrangements evidenced by, the Refinanced Loans, and (B) that all Liens securing the obligations and financing arrangements related to the Refinanced Loans shall be discharged promptly, but in no event later than sixty (60) days, following the payment of such obligations.

                           (x) Evidence of insurance required pursuant to
         Section 7.6.

                           (xi) Such other documents as any Bank or Issuing Bank or their respective counsel may have reasonably requested.

         5.2 EACH ADVANCE. Banks shall not be required to make any Advance (other than the conversion of an Advance of one Type to an Advance of another Type that does not increase the aggregate amount of outstanding Advances), and the Issuing Bank shall not be required to issue, amend or extend a Facility Letter of Credit, unless on the applicable Borrowing Date or Issuance Date:

                           (i) There exists no Event of Default or Unmatured Event of Default.

                           (ii) The representations and warranties contained in
         Article VI are true and correct in all material respects as of such Borrowing Date or Issuance Date.

                           (iii) After the making of such Advance or issuance of such Facility Letter of Credit and giving effect thereto, (A) the principal amount of all Advances outstanding plus the aggregate amount of the Facility Letter of Credit Obligations outstanding shall not exceed the Aggregate Commitment, (B) the aggregate principal amount of all Advances outstanding plus the aggregate amount of the Facility Letter of Credit Obligations outstanding plus the Aggregate Senior Indebtedness outstanding shall not exceed the Borrowing Base (determined as of the most recent Inventory Valuation Date).

                           (iv) Borrower shall have delivered to Agent, within the time period specified in Section 2.8, a duly completed Borrowing Notice.

                           (v) All legal matters incident to (A) the making of such Advance shall be reasonably satisfactory to Agent and its counsel and (B) the issuance of such Facility Letter of Credit shall be reasonably satisfactory to Agent, such Issuing Bank and their respective counsel.

         Each Borrowing Notice with respect to each such Advance and each request for a Facility Letter of Credit shall constitute a representation and warranty by Borrower that the conditions contained in Sections 5.2(i) and (ii) have been satisfied.

                                   ARTICLE VI
                         REPRESENTATIONS AND WARRANTIES

         Borrower represents and warrants to Banks and Agent that:

         6.1 EXISTENCE AND STANDING. Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Borrower also has all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except where the failure to maintain such authority would not reasonably be expected to have and does not have a Material Adverse Effect). Each Guarantor is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each Guarantor also has all requisite authority to conduct its business in each jurisdiction in which its business is conducted (except where the failure to maintain such authority would not reasonably be expected to have and does not have a Material Adverse Effect).

         6.2 AUTHORIZATION AND VALIDITY. Borrower has the corporate power and authority to execute and deliver the Loan Documents and to perform its obligations hereunder and thereunder. The execution and delivery by Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized and the Loan Documents constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity. Guarantors have the corporate power and authority to execute and deliver the Guaranty and the Loan Documents and to perform its obligations thereunder. The execution and delivery by Guarantors of the Guaranty and the Loan Documents and the performance of its obligations thereunder have been duly authorized, and the Guaranty and the Loan Documents constitute the legal, valid and binding obligations of Guarantors enforceable against Guarantors in accordance with their terms, subject to bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and general principles of equity.

         6.3 NO CONFLICT; GOVERNMENT CONSENT. Neither the execution and delivery by Borrower of the Loan Documents or by each Guarantor of the Guaranty and the Loan Documents, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or thereof will violate in any material respect any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Borrower or any Guarantor or Borrower's or any Guarantor's certificate of incorporation or bylaws or the provisions of any indenture (including without limitation the Indenture), instrument or agreement to which Borrower or any Guarantor is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien in, of or on the Property of Borrower or any Guarantor pursuant to the terms of any such indenture, instrument or agreement. Except as set forth on SCHEDULE "6.3" hereto, no order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents or the Guaranty.

         6.4 FINANCIAL STATEMENTS AND CONDITION. The October 31, 1997 audited consolidated financial statements of Borrower and its Subsidiaries and the January 31, 1998 unaudited financial statements of Borrower and its Subsidiaries delivered to Banks were prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Such statements fairly present, in all material respects, the consolidated financial condition and operations of Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended. Neither the Borrower nor any Guarantor has any Indebtedness except as listed in SCHEDULE 6.4 hereto.

         6.5 MATERIAL ADVERSE CHANGE. Since the dates of the specific financial statements (whether quarterly or annual) described in Section 6.4, there has been no change in the business, Property, condition (financial or otherwise) or results of operations of Borrower and Guarantors (taken as a whole) that has had or would reasonably be expected to have a Material Adverse Effect.

         6.6 TAXES. Borrower and each Guarantor have filed all United States federal income tax returns and all other material tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by Borrower or any Guarantor, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. No tax Liens (except Permitted Liens) have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of Borrower and each Guarantor in respect of any taxes or other governmental charges are adequate in accordance with GAAP.

         6.7 LITIGATION AND CONTINGENT OBLIGATIONS. Except as set forth in SCHEDULE "6.7" attached hereto, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any Authorized Officer, threatened against or affecting Borrower or any Subsidiary. None of the foregoing has had or would reasonably be expected to have a Material Adverse Effect. Borrower and each Guarantor have no material contingent obligations (not provided for or disclosed in the specific financial statements described in Section 6.4) that has had or would reasonably be expected to have a Material Adverse Effect. For purposes of this Section 6.7 only, any litigation, suits or proceedings not covered by insurance where the sole potential liability is money damages and where in the aggregate (taking all litigation, suits and proceedings into account) the amounts claimed or in controversy are less than $1,500,000.00 shall not, by itself, be deemed material or to have a Material Adverse Effect.

         6.8 SUBSIDIARIES. All existing Subsidiaries of Borrower and each Guarantor are Wholly-Owned Subsidiaries, and their respective jurisdictions of incorporation or formation, and the percentage of their respective capital stock or interest owned by Borrower or any Guarantor or their Subsidiaries are listed in SCHEDULE 6.8 hereto. All of the issued and outstanding shares of capital stock of Borrower and each Guarantor have been duly authorized and validly issued and are fully paid and non-assessable.

         6.9 ERISA. There are no Unfunded Liabilities under any Single Employer Plans and there are no withdrawal liabilities under any Multiemployer Plans of the Borrower, any Guarantor and any other member of the Controlled Group. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither Borrower, nor any Guarantor nor any other member of the Controlled Group has withdrawn from any Multiemployer Plan or initiated steps to do so, and no steps have been taken to terminate any Plan.

         6.10 ACCURACY OF INFORMATION. All factual information heretofore or contemporaneously furnished in writing by or on behalf of Borrower or any Guarantor to Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other such factual information hereafter furnished in writing by or on behalf of Borrower or any Guarantor to Agent or any Bank will be, true and accurate (taken as a whole), in all material respects, on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time.

         6.11 REGULATIONS G, U AND X. Neither Borrower, nor any Guarantor nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock (as defined in Regulation G, Regulation U or Regulation X).

         6.12 MATERIAL AGREEMENTS. Neither Borrower nor any Guarantor is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement or instrument to which it is a party or by which it or its assets may be bound, (ii) the Indenture, or the Old Indenture, or (iii) any agreement or instrument evidencing or governing any other Indebtedness, which default (as to clauses (i) and (iii) only) has had or would reasonably be expected to have a Material Adverse Effect.

         6.13 LABOR DISPUTES AND ACTS OF GOD. Neither the business nor the Property of Borrower or of any Guarantor is affected by any fire, explosion, accident, strike, lockout, or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy, or other casualty (whether or not covered by insurance), which has had or would reasonably be expected to have a Material Adverse Effect.

         6.14 OWNERSHIP. Borrower and each Guarantor have good and marketable title to, or valid leasehold interests in, all of their respective properties and assets, real and personal, including the properties and assets and leasehold interests reflected in the specific financial statements referred to in Section 6.4, free and clear of all Liens other than Permitted Liens (except to the extent that (i) such properties or assets have been disposed of in the ordinary course of business or (ii) the failure to have such title has not had and would not reasonably be expected to have a Material Adverse Effect).

         6.15 OPERATION OF BUSINESS. Borrower and each Guarantor possess all licenses, permits, franchises, patents, copyrights, trademarks, and trade names, or rights thereto, to conduct their respective businesses substantially as now conducted, and as presently proposed to be conducted, with such exceptions as have not had and would not reasonably be expected to have a Material Adverse Effect.

         6.16 LAWS; ENVIRONMENT. Borrower and each Guarantor have duly complied, and their businesses, operations and Property are in compliance, in all material respects, with the provisions of all federal, state, and local statutes, laws, codes, and ordinances and all rules and regulations promulgated thereunder (including without limitation those relating to the environment, health and safety). Borrower and each Guarantor have been issued all required federal, state, and local permits, licenses, certificates, and approvals relating to (1) air emissions; (2) discharges to surface water or groundwater; (3) solid or liquid waste disposal; (4) the use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous wastes (intended hereby and hereafter to include any and all such materials listed in any federal, state, or local law, code, or ordinance and all rules and regulations promulgated thereunder as hazardous); or (5) other environmental, health or safety matters. Except in accordance with a valid governmental permit, license, certificate or approval, to the best knowledge of Borrower, there has been no material emission, spill, release, or discharge into or upon (1) the air; (2) soils, or any improvements located thereon; (3) surface water or groundwater; or
(4) the sewer, septic system or waste treatment, storage or disposal system servicing any Property of Borrower or a Guarantor, of any toxic or hazardous substances or hazardous wastes at or from such Property.

Neither Borrower nor any Guarantor has received notice of any written complaint, order, directive, claim, citation, or notice from any governmental authority or any person or entity with respect to violations of law or damage by reason of Borrower's or any Guarantor's (1) air emissions; (2) spills, releases, or discharges to soils or improvements located thereon, surface water, groundwater or the sewer, septic system or waste treatment, storage or disposal systems servicing any Property; (3) solid or liquid waste disposal; (4) use, generation, storage, transportation, or disposal of toxic or hazardous substances or hazardous waste; or (5) other environmental, health or safety matters affecting Borrower or any Guarantor or its business, operation or Property. Neither Borrower nor any Guarantor has any material Indebtedness, obligation, or liability, absolute or contingent, matured or not matured, with respect to the storage, treatment, cleanup, or disposal of any solid wastes, hazardous wastes, or other toxic or hazardous substances (including without limitation any such indebtedness, obligation, or liability with respect to any current regulation, law or statute regarding such storage, treatment, cleanup, or disposal).

         6.17 INVESTMENT COMPANY ACT. Neither Borrower nor any Guarantor is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

         6.18 PUBLIC UTILITY HOLDING COMPANY ACT AND SIMILAR ACTS. Neither Borrower nor any Guarantor nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended or is subject to any regulation under any other law which regulates the incurrence of Indebtedness.

         6.19 INDENTURE PROVISIONS. Each Guarantor is a Wholly-Owned Restricted Subsidiary, as that term is defined in the Indenture. Each Guarantor hereunder is a Guarantor, as that term is defined in the Indenture. The Commitments constitute a Bank Facility, as that term is defined in the Indenture.

         6.20 YEAR 2000 COMPLIANCE. The Borrower has (i) initiated a review and assessment of all areas within its and each of its Subsidiaries' business and operations (including those affected by suppliers and vendors) that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Borrower or any of its Subsidiaries (or its suppliers and vendors) may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31,
1999), (ii) developed a plan and timeline for addressing the Year 2000 Problem on a timely basis, and (iii) to date, implemented that plan in accordance with that timetable. The Borrower reasonably believes that all computer applications (including those of its suppliers and vendors) that are material to its or any of its Subsidiaries' business and operations will on a timely basis be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 compliant"), except to the extent that a failure to do so could not reasonably be expected to have Material Adverse Effect.

                                   ARTICLE VII
                              AFFIRMATIVE COVENANTS

         During the term of this Agreement, unless the Majority Banks shall otherwise consent in writing:

         7.1 FINANCIAL AND OTHER REPORTING. Borrower will maintain, and will cause each Guarantor to maintain, a system of accounting established and administered in accordance with GAAP, and furnish to Banks:

                           (i) Within 90 days after the close of each fiscal year, (A) an unqualified (or qualified as reasonably acceptable to the Majority Banks) audited financial statements of Borrower certified by a nationally recognized independent certified public accountant firm, reasonably acceptable to Agent, prepared in accordance with GAAP on a consolidated and consolidating basis, including balance sheets as of the end of such fiscal year and statements of income and surplus and cash flows with schedules, in each case setting forth in comparative form the figures for the preceding fiscal year, accompanied by a certificate from the accounting firm acceptable to Agent, and (B) unaudited financial statements, prepared in accordance with GAAP (excluding footnotes) on a consolidated and consolidating basis for Borrower and its respective Subsidiaries, including balance sheets as of the end of such fiscal year and statements of income and surplus and cash flows, with schedules. Each of the documents described in this paragraph shall also be accompanied by a current certificate signed by the Borrower's chief financial officer or treasurer, certifying on behalf of the Borrower and its Subsidiaries that it has no knowledge of any Event of Default or Unmatured Event of Default and that the document it accompanies is correct and complete to the best of its knowledge and belief.

                           (ii) Within forty-five (45) days after the close of the first three (3) quarterly periods of each fiscal year, for Borrower and each Guarantor and their respective Subsidiaries, on a consolidated and a consolidating basis, unaudited financial statements, including balance sheets as of the end of such period, statements of income, surplus and cash flows, in each case for the portion of the fiscal year ending with such fiscal period. All consolidated balance sheets shall set forth in comparative form figures for the preceding year end. All such income statements shall reflect current period and year-to-date figures. Each of the documents described in this paragraph shall also be accompanied by a current certificate signed by the Borrower's chief financial officer or treasurer, certifying on behalf of the Borrower and its Subsidiaries that it has no knowledge of any Event of Default or Unmatured Event of Default and that the document it accompanies is correct and complete to the best of its knowledge and belief.

                           (iii) Within forty-five (45) days after the end of each of the first three quarterly periods, and within ninety (90) days after the end, of each fiscal year, a certificate of the Borrower's chief financial officer or treasurer, in form and detail acceptable to Agent, as to Borrower's compliance with each Financial Covenant Test and certain financial covenants in Article VIII, formation and existence of Subsidiaries, and existence of any Event of Default or Unmatured Event of Default (at present, Agent and Borrower contemplate using a certificate in the form of EXHIBIT "H" hereto).

                           (iv) Within forty-five (45) days after the end of each fiscal quarter, (a) detailed consolidated cash flow and source and use of funds statements, and budgeted cash flow projections for each project or entity in which Borrower or any of its Subsidiaries has an interest, in the form presently provided to Agent in connection with its Refinanced Loans, and (b) a summary of the status of all threatened and actual actions, suits, investigations, and proceedings required to be reported pursuant to clause (ix) of this Section 7.1, each certified by the Borrower's chief financial officer or treasurer as being correct and complete.

                           (v) By the fifteenth (15th) day of each calendar month, (a) a Borrowing Base Certificate of the chief financial officer or treasurer of Borrower, with respect to the Inventory Valuation Date occurring on the last day of the immediately preceding calendar month,
         (b) and a summary, in form and detail acceptable to Agent, showing, as to the Borrower and each of its Subsidiaries, all construction in progress, land development activity, and operations of all residential projects owned, wherever located, (c) for all residential projects, a land inventory analysis report, in form and detail acceptable to Agent, showing the Borrower's and each Subsidiary's inventory of sold but unclosed Housing Units, and schedule indicating (1) project name, (2) location, (3) number of lots/units, (4) closed lots/units, (5) remaining lots/units, (6) lots/units completed or under construction (segregated by sold, spec, leased, and model lots/units), (7) lots/units sold but not started, (8) lots/units under contract, and (9) lots/units not sold and not under construction, and (d) a report on monthly sales, on a per project basis, in the form presently provided to Agent in connection with its Refinanced Loans.

                           (vi) As soon as possible and in any event within ten
         (10) days after Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer of Borrower, describing said Reportable Event and the action which Borrower (or any Subsidiary) proposes to take with respect thereto.

                           (vii) As soon as possible, and in any event within thirty (30) days after Borrower knows or has reason to know that any circumstances exist that constitute grounds entitling the PBGC to institute proceedings to terminate a Plan subject to ERISA with respect to Borrower or any member of the Controlled Group and promptly but in any event within two (2) Business Days of receipt by Borrower, any Subsidiary or any member of the Controlled Group of notice that the PBGC intends to terminate a Plan or appoint a trustee to administer the same, and promptly but in any event within five (5) Business Days of the receipt of notice concerning the imposition of withdrawal liability in excess of $500,000.00 with respect to Borrower, any Subsidiary or any member of the Controlled Group (when all of such liabilities are aggregated), a certificate of an Authorized Officer setting forth all relevant details of such event and the action which Borrower (or any Subsidiary) proposes to take with respect thereto.

                           (viii) Promptly after the sending or filing thereof, copies of all proxy statements, financial statements (including form 8-K, 10-K and 10-Q, exclusive of exhibits unless otherwise requested by Agent), and reports and communications which Borrower sends to its stockholders, and copies of all regular, periodic, and special reports, and all registration statements (exclusive of exhibits unless otherwise requested by Agent) which Borrower is required to file with the Securities and Exchange Commission or any governmental authority which may be substituted therefor, or with any national securities exchange, and, upon publication or any earlier dissemination, copies of any and all press releases by Borrower.

                           (ix) Promptly after the commencement thereof, notice of all threatened or actual actions, suits, investigations and proceedings before any arbitrator, court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Borrower or any Subsidiary (a) which, if determined adversely to Borrower or any Subsidiary, could reasonably be expected to have a Material Adverse Effect or (b) in which liability not covered by insurance in excess of $1,500,000.00 (in the aggregate with respect to all actions, suits, investigations or proceedings) is claimed and alleged against Borrower or any Subsidiary.

                           (x) As soon as possible and in any event within ten
         (10) days after receipt by Borrower or any Subsidiary, a copy of (a) any written notice or claim to the effect that Borrower or any Subsidiary is or may be liable to any Person as a result of the release of any toxic or hazardous waste or substance into the environment, and
         (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by Borrower or any Subsidiary.

                           (xi) As and when filed, copies of all federal tax returns filed by the Borrower or any Subsidiary.

                           (xii) Such other information (including non-financial information) as Agent may from time to time reasonably request.



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

         7.2 USE OF PROCEEDS. Subject to the limitations contained in this Agreement, Borrower will use the proceeds of Advances to pay and retire all Refinanced Loans, to pay, redeem and retire all of the Old Senior Notes in full, to fund future capital expenditures and for land acquisition, development, construction, working capital and general corporate purposes and to repay outstanding Advances. Borrower will not, and will not permit any Guarantor or Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) or, except as otherwise permitted by this Agreement, to purchase any securities in any transaction that is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

         7.3 NOTICE OF CERTAIN EVENTS. Borrower will, and will cause each Guarantor to, give prompt notice in writing to Agent of the occurrence of (i) any change of address or name of Borrower or any Guarantor, (ii) any Event of Default or Unmatured Event of Default, (iii) Borrower's failure to satisfy any Financial Covenant Test, and (iv) any other development, financial or otherwise, that has had or would be reasonably expected to have a Material Adverse Effect.

         7.4 CONDUCT OF BUSINESS. Except as otherwise permitted under this Agreement, Borrower will, and will cause each Guarantor to, carry on and conduct business in the same general manner and in substantially the same fields of enterprise as presently conducted, to do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in their respective jurisdictions of incorporation, maintain all requisite authority to conduct business in each jurisdiction in which business is conducted, and maintain all material rights, franchises, licenses, patents, copyrights, trademarks, trade names or other intellectual property rights, free from burdensome restrictions and infringements that could have a Material Adverse Effect; provided, however, that nothing contained herein shall prohibit the dissolution of a Guarantor after written notice to Agent as long as another Guarantor or Borrower succeeds to the assets, liabilities and business of the dissolved Guarantor.

         7.5 TAXES. Borrower will, and will cause each Guarantor to, pay prior to delinquency all taxes, assessments and governmental charges and levies upon them or their income, profits or Property, except (i) those that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP, and (ii) to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.

         7.6 INSURANCE. Borrower will, and will cause each Guarantor to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice and usually carried by companies similarly situated engaged in the same or similar business, and Borrower will furnish to Agent upon request full information as to the insurance carried, including, without



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limitation, certificates of insurance naming Banks as additional insureds as their interests may appear.

         7.7 COMPLIANCE WITH LAWS. Borrower will, and will cause each Guarantor to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject, except to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.

         7.8 MAINTENANCE OF PROPERTIES. Borrower will, and will cause each Guarantor to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, except to the extent that the failure to do so would not reasonably be expected to have and does not have a Material Adverse Effect.

         7.9 INSPECTION. Borrower will, and will cause each Guarantor to, permit Agent and Banks, by their respective representatives and agents, to inspect any of the Property, corporate (or partnership) books and financial records of Borrower and Guarantors to examine and make copies of the books of accounts and other financial records of Borrower and Guarantors, and to discuss the affairs, finances and accounts of Borrower and Guarantors with, and to be advised as to the same by, their respective officers after reasonable notice (which may be oral) not to exceed three (3) Business Days (except in an emergency, when no notice shall be required) and at such reasonable times and intervals and for such purposes as Agent may designate.

         7.10 ENVIRONMENT. Without limiting Section 7.7, 7.9 or any other provision of this Agreement, Borrower will, and will cause Guarantor to, (i) comply with the provisions of all federal, state, and local environmental, health, and safety laws, codes and ordinances, and all rules and regulations issued thereunder; (ii) promptly contain and remove or otherwise remediate any hazardous discharge from or affecting the Property of Borrower or any Guarantor, to the extent required by and in compliance with all applicable laws; (iii) promptly pay any fine or penalty assessed in connection therewith or contest the same in good faith; and (iv) permit Agent to inspect such Property, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto after reasonable notice (which may be oral) not to exceed three (3) Business Days (except in an emergency, when no notice shall be required) and at reasonable hours and places; and (v) at the request of the Majority Banks, and at Borrower's expense, provide a report of a qualified environmental engineer, satisfactory in scope, form, and content to the Majority Banks, and such other and further assurances reasonably satisfactory to the Majority Banks that any condition or occurrence hereafter identified in any updated form 10-K or 10-Q has been corrected.

         7.11 WHOLLY OWNED STATUS. Borrower shall ensure that each of the Subsidiaries (i.e. - each of the Guarantors) is a Wholly-Owned Subsidiary of Borrower.

         7.12 RANKING OF OBLIGATIONS. Borrower hereby subordinates to the Obligations any



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and all Indebtedness owing to Borrower by any Subsidiary or Affiliate and shall ensure that (i) all Indebtedness between or among Borrower and any Subsidiary or Affiliate remains subordinate, in right of payment and standing, to the Obligations under the Loan Documents, and (ii) all Obligations under the Loan Documents shall be and constitute (a) unconditional general obligations of Borrower ranking at least pari passu with all of its other unsecured debt or (b) when required pursuant to Section 2.22 during any Conversion Period, secured obligations ranking prior and superior to its unsecured debt.

         7.13 RETIREMENT OF OLD SENIOR NOTES. Borrower shall pay, redeem and retire all of the Old Senior Notes in full on or before October 31, 1998.

         7.14 YEAR 2000 COMPLIANCE. The Borrower will promptly notify the Agent in the event the Borrower discovers or determines that any computer application (including those of its suppliers and vendors) that is material to its or any of its Subsidiaries' business and operations will not be Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

                                  ARTICLE VIII
                               NEGATIVE COVENANTS

         During the term of the Agreement, unless the Majority Banks shall otherwise consent in writing:

         8.1 DIVIDENDS. Borrower will not, and will not permit any Guarantor to, directly or indirectly, declare, make or pay, or incur any liability to make or pay, or cause or permit to be declared, made or paid, any Dividend if, prior to or after giving effect to the declaration and payment of any Dividend, there shall exist any Event of Default under this Agreement. The foregoing paragraph will not prevent the payment of any Dividend by Borrower within sixty (60) days after the date of its declaration if such Dividend could have been made on the date of its declaration in compliance with the foregoing provisions.

         8.2 INDEBTEDNESS. Borrower will not, and will not permit any Guarantor to, create, incur or suffer to exist any Indebtedness, except, without duplication and without duplication as to Borrower and Guarantors:

                           (i) The Loans and the Guaranty.

                           (ii) Indebtedness existing on the date hereof (and not otherwise permitted under this Section 8.2) and described in SCHEDULE "8.2(II)" hereto and Refinancing Indebtedness with respect thereto.

                           (iii) Indebtedness under a Warehouse Facility; provided that the



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

         amount of such Indebtedness (including funding drafts issued thereunder) outstanding at any time pursuant to this clause (iii) shall not exceed the fair market value of the mortgages pledged to secure Indebtedness thereunder.

                           (iv) Rate Hedging Obligations with respect to Borrower's Indebtedness.

                           (v) Intercompany Indebtedness between Borrower, any Guarantor and/or any Subsidiary, provided that such Indebtedness is subordinate to the Obligations and to the obligations of the Guarantors under the Guaranty to the reasonable satisfaction of Agent.

                           (vi) Trade accounts payable and accrued expenses arising or occurring in the ordinary course of business.

                           (vii) Indebtedness constituting Capitalized Lease Obligations.

                           (viii) Contingent Indebtedness with respect to undrawn Letters of Credit, banker's acceptances, and performance, completion, guarantee, surety, construction and similar bonds entered into in the ordinary course of business not to exceed in the aggregate at any time outstanding $35,000,000.00 until October 31, 1999 or $30,000,000.00 after October 31, 1999.

                           (ix) Non-Recourse Indebtedness incurred in the ordinary course of business in an aggregate amount outstanding at any time not to exceed $5,000,000.00, plus, until April 30, 1999, Non-Recourse Indebtedness existing on the date of this Agreement and disclosed in Section 6.4.

                           (x) (a) Indebtedness evidenced by (1) the Senior Notes (including any related guaranties in effect that are required by the terms of the Indenture) and Refinancing Indebtedness with respect thereto, and (2) until October 31, 1998, the Old Senior Notes and (b) other Public Indebtedness that constitutes a general unsecured obligation ranking pari passu in right of payment and standing to the Senior Notes and the Obligations (until any Conversion Period, during which the Obligations shall be become senior ranking secured obligations as provided in Section 2.22), provided the Public Indebtedness is scheduled to mature no earlier than the Facility Maturity Date and the terms and conditions of the Public Indebtedness are no more restrictive or adverse to Borrower or its Subsidiaries or the rights of the Banks under this Agreement and the other Loan Documents than those in the Indenture on the date it was issued (including, without limitation, with respect to the ability to incur Indebtedness and grant liens to secure Indebtedness, financial performance, and events of default).

                           (xi) Notwithstanding and in addition to Indebtedness permitted by



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

         clause (ix) of this Section 8.2, and in accordance with Section 8.5
         (v), the sum of Non-Recourse Indebtedness plus Investments in Joint Ventures may total up to an additional $20,000,000.00 in the aggregate at any time outstanding, if the Borrower is in compliance with each Financial Covenant Test at the time of and after giving effect to such incurrence (on a current pro forma rather than quarterly basis).

         8.3 MERGER. Borrower will not, nor will it permit any Guarantor to, merge or consolidate with or into any other Person, unless:

                           (i) the Guarantor is merging with any other Guarantor or Borrower, and Borrower, if applicable, is the continuing corporation; or

                           (ii) a Subsidiary (other than a Guarantor) is merging with Borrower or any Guarantor or another Subsidiary, and Borrower or the Guarantor, if applicable, is the continuing corporation; and

                           (iii) no Event of Default shall exist or shall occur after giving effect to such transaction; and

                           (iv) after giving effect to such transaction, Borrower shall be in compliance with each Financial Covenant Test; and

                           (v) if the merger or consolidation involves a Person other than Borrower or any Guarantor, (a) the other Person to the transaction is in a Related Business, (b) the amount paid for the aggregate net worth of the acquired non-related entities (including, without limitation for goodwill and any premiums paid) in all such transactions during any 24-month period shall not exceed $10,000,000.00, whether paid in cash or in kind (including, without limitation with capital stock), and (c) Borrower or the Guarantor, as applicable, is the continuing corporation; and

                           (vi) the transaction is not otherwise prohibited under this Agreement; and

                           (vii) if required by Agent, the continuing corporation ratifies and confirms by supplemental document in a form reasonably satisfactory to Agent all of the obligations of Borrower or such Guarantor, as the case may be, under the Loan Documents and/or the Guaranty.

         8.4 SALE OF ASSETS. Borrower will not, and will not permit any Guarantor to, lease, sell or otherwise dispose of its Property, in a single transaction or a series of transactions, to any other Person except (i) for sales or leases in the ordinary course of business or of Property that is obsolete or worn out, (ii) sales, leases or dispositions by any Subsidiary to the Borrower or any



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

other Subsidiary, and (iii) for leases, sales or other dispositions of its Property that, together with all other Property of Borrower or such Guarantor previously leased, sold or disposed of (other than in the ordinary course of business) as permitted by this Section during the month in which any such lease, sale or other disposition occurs, do not constitute a Material Portion of the Property of Borrower or such Guarantor.

         For purposes of this Section 8.4, "Material Portion" means any sale, lease or other disposition of the Property of Borrower or any Guarantor which would cause the principal amount of all Advances outstanding plus the aggregate amount of the Facility Letter of Credit Obligations outstanding plus the Aggregate Senior Indebtedness outstanding to exceed the Borrowing Base, after taking into account any reduction of such amounts during the ensuing thirty (30) days. If a Material Portion of the Property of Borrower or any Guarantor is leased, sold or disposed of in violation of this Section 8.4, Borrower shall pay to Agent for the benefit of Banks at the time of such lease, sale or disposal, all amounts owed by Borrower pursuant to Section 2.2, taking into account the effect of the lease, sale or disposal.

         8.5 INVESTMENTS AND ACQUISITIONS. Borrower will not, and will not permit any Guarantor to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, or to make any Acquisition of any Person, except:

                           (i) Investments in Cash Equivalents.

                           (ii) Loans or advances made to officers, directors or employees of Borrower or any Guarantor or any Subsidiary not exceeding $100,000.00 in the aggregate.

                           (iii) Investments in interests in issuances of collateralized mortgage obligations, mortgages (including funding by Borrower of mortgages originated by a Guarantor in the ordinary course of business), mortgage loan servicing or other mortgage related assets.

                           (iv) Investments of Borrower in a Guarantor or of a Guarantor in another Guarantor.

                           (v) Investments in Joint Ventures, provided that the outstanding amount of such Investments of Borrower and its Subsidiaries do not at any time exceed $5,000,000.00, or, if Borrower is in compliance with each Financial Covenant Test when the Investments described in this clause (v) are made after giving effect thereto (on a current pro forma rather than quarterly basis), then, in addition to the $5,000,000.00 Investments in Joint Ventures permitted in this clause (v), and in accordance with Section 8.2 (xi), the sum of Non-Recourse Indebtedness and Investments in Joint Ventures may



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

         total up to an additional $20,000,000.00 in the aggregate at any time outstanding.

                           (vi) Investments permitted by Section 8.3.

                           (vii) Stock, obligations or securities received in satisfaction of debts owing to Borrower or any Guarantor in the ordinary course of business.

                           (viii) Pledges or deposits in cash by Borrower or any Guarantor to support surety bonds, performance bonds or guarantees of completion in the ordinary course of business.

                           (ix) Investments pursuant to Borrower's or any Guarantor's employment compensation plans or agreements.

                           (x) Investments in Rate Hedging Obligations with respect to Borrower's Indebtedness.

         8.6 LIENS. Borrower will not, and will not permit any Guarantor to, create, incur, or suffer to exist any Lien in, of or on the Property of Borrower or any Guarantor, except:

                           (i) Permitted Liens.

                           (ii) Notwithstanding any higher dollar limitations applicable to any litigation, suits or proceedings pursuant to Section 6.7, judgments and similar Liens arising in connection with court proceedings which do not exceed in the aggregate at any time $500,000.00; provided the execution or enforcement thereof is stayed and the claim is being contested in good faith, adequate reserves have been established in accordance with GAAP, and the same do not give rise to an Event of Default or Unmatured Event of Default.

                           (iii) Liens securing Non-Recourse Indebtedness of Borrower or any Guarantor permitted by Section 8.2, provided that (A) the amount of such Indebtedness is greater than fifty percent (50%) of the fair market value of the Property encumbered by the Liens, (B) such Liens apply and attach only to the property financed (out of the net proceeds of such Indebtedness) within ninety (90) days of the creation, incurrence or sufferance of such Non-Recourse Indebtedness.

                           (iv) Liens securing a Warehouse Facility, provided that such liens shall not extend to any assets other than the mortgages, promissory notes and other collateral that secures mortgage loans made by Borrower or any Guarantor.

                           (v) Liens in respect of Rate Hedging Obligations.



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

                           (vi) Customary Liens (other than any lien imposed by ERISA) incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security.

                           (vii) Customary Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, progress payments, government contracts and other obligations of like nature (exclusive of obligations for the payment of borrowed money), in each case, incurred in the ordinary course of business, provided such Liens do not attach to any real estate.

                           (viii) Leases or subleases granted to others not materially interfering with the ordinary conduct of the business of Borrower or any Guarantor.

                           (ix) Liens of the Collateral Documents granted pursuant to the provisions of Section 2.22.

Notwithstanding anything herein to the contrary, Borrower will not, and will not permit any Guarantor to, create, incur, or suffer to exist any Lien in, of or on the capital stock of any Guarantor.

         8.7 REDEMPTION. Borrower will not purchase or redeem any of its capital stock heretofore or hereafter issued, except that Borrower may purchase or redeem its capital stock (i) to the extent that the consideration for such redemption or purchase is limited to capital stock of Borrower, or (ii) if the consideration for such purchaser or redemption is other than capital stock of Borrower and does not exceed, in the aggregate for all such purchases and redemptions from and after the date hereof, $5,000,000.00.

         8.8 AFFILIATES. Borrower will not, and will not permit any Guarantor to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate (other than a Subsidiary) except (i) in the ordinary course of business and/or pursuant to the reasonable requirements of Borrower's or such Guarantor's business and, in either event, upon fair and reasonable terms no less favorable to Borrower or such Guarantor than Borrower or such Guarantor would obtain in a comparable arms-length transaction, (ii) Investments permitted under Section 8.5, (iii) pursuant to employment compensation plans and agreements, and (iv) with officers, directors and employees of Borrower or any Subsidiary so long as the same are in compliance with this Agreement and duly authorized pursuant to the articles of incorporation or bylaws (or procedures conducted in accordance therewith) of Borrower or such Subsidiary. Majority Banks shall not unreasonably withhold consent to any request by Borrower to approve a transaction, payment or transfer restricted by this Section 8.8.



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

         8.9 SUBORDINATED INDEBTEDNESS. Borrower will not, nor will it permit any Subsidiary to, directly or indirectly voluntarily prepay, defease, or in substance defease, purchase, redeem or retire any Subordinated Indebtedness; provided, however, that the foregoing shall not prohibit payment, redemption and the repayment or prepayment of Subordinated Indebtedness solely from the net proceeds of other Subordinated Indebtedness.

         8.10 AMENDMENTS. Borrower will not, nor will it permit any Subsidiary to, amend or modify the Indenture, the Old Indenture, or the Senior Notes or the Old Senior Notes, except for amendments or modifications that do not (i) impose upon Borrower or any Subsidiary obligations more onerous than those contained therein as of the date of this Agreement, or (ii) otherwise adversely affect Borrower or any Subsidiary or the rights of the Banks under this Agreement.

         8.11 NEGATIVE PLEDGE AGREEMENTS PROHIBITED; AND OTHER PROHIBITED AGREEMENTS. Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, agree or enter into or become liable under any agreement that at any time: (i) restricts or prohibits the creation, incurrence or existence of any Lien on any of their respective Properties, whether now owned or hereafter acquired (but only to the extent prohibition by Banks of these types of agreements and liabilities would not result in a breach of the Indenture and Senior Notes), (ii) restricts or prohibits the amount of Dividends or loans that may be paid or made to the Borrower by any of its Subsidiaries or Affiliates, or
(iii) that would have a Material Adverse Effect.

         8.12 INTERCOMPANY DEBT. Borrower will not, nor will it permit any Subsidiary to, modify, cancel or forgive any existing Indebtedness between or among any of them, or accelerate, make demand for or enforce payment of any Indebtedness from Borrower to any of its Subsidiaries.

         8.13 ANCILLARY BUSINESS LIMITATIONS. Notwithstanding any conflicting interpretations of Sections 8.3, 8.5 or other provisions of this Agreement, Borrower will not, nor will it permit any Subsidiary to, engage in, conduct or carry on any business, except (i) for sale homebuilding operations, (ii) construction and operation of sales centers in master planned unit developments,
(iii) financial services operations supporting and relating to its homebuilding operations, and (iv) manufactured housing, rental apartments, or commercial properties of any type or other business ancillary to its for sale homebuilding operations where the Investment does not exceed, in the aggregate, the lesser of
(a) $2,000,000.00, or (b) 1.5% of Consolidated Tangible Net Worth.

         8.14 FISCAL YEAR CALCULATION. Borrower shall not, nor permit any Subsidiary to, change the annual dates of commencement or end (presently, October 31) of their fiscal years.

         8.15 MATERIAL ADVERSE EFFECT. Borrower will not, nor will it permit any Subsidiary to, suffer or permit to exist or occur any change in the business, Property, condition (financial or otherwise) or results of operations of Borrower and Guarantors (taken as a whole) that has or



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

would reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE IX
                               FINANCIAL COVENANTS

         During the term of this Agreement, unless the Majority Banks shall otherwise consent in writing:

         9.1 CONSOLIDATED TANGIBLE NET WORTH TEST. Borrower's Consolidated Tangible Net Worth shall not be less than (i) $147,000,000.00, plus (ii) fifty percent (50%) of the cumulative Consolidated Net Income earned during each quarter after April 30, 1998 (excluding any quarter in which there is a loss), plus (iii) one hundred percent (100%) of the net proceeds of any Subordinated Indebtedness or any capital stock or other equity interest issued by Borrower after the date of this Agreement (the "Consolidated Tangible Net Worth Test").

         9.2 LEVERAGE TEST. Borrower shall maintain a ratio of Consolidated Liabilities to Consolidated Tangible Net Worth of not more than 2.0:1.0 (the "Leverage Test").

         9.3 INTEREST COVERAGE TEST. Borrower shall maintain a ratio of EBITDA to Consolidated Interest Incurred of not less than 2.0:1.0 (the "Interest Coverage Test").

         9.4 FIXED CHARGE COVERAGE TEST. Borrower shall maintain a ratio of EBITDAR to Fixed Charges of not less than 1.75:1.0 (the "Fixed Charge Coverage Test").

         9.5 DIVIDEND PAYOUT TEST. The aggregate amount of cash Dividends paid by Borrower on its capital stock during the most recent fiscal quarterly period shall not exceed fifty percent (50%) of its Consolidated Net Income for such period (the "Dividend Payout Test").

         9.6 LAND HOLDING TEST. The book values, determined on a consolidated basis in conformity with GAAP of all (a) Spec Lots, plus (b) Land Under Development, plus (c) Land Not Under Development, less the book value, determined in accordance with GAAP, of all unsold land owned by Engle Homes/Pembroke, Inc. shall not at any time exceed one hundred twenty-five percent (125%) of Consolidated Tangible Net Worth (the "Land Holding Test").

                                    ARTICLE X
                                EVENTS OF DEFAULT

         The occurrence of any one or more of the following events shall constitute an Event of Default:

         10.1 REPRESENTATIONS AND WARRANTIES. Any representation or warranty (except the representations and warranties in Section 6.7, but only to the extent the same are made, or deemed made, after the date hereof) made or deemed made by or on behalf of Borrower or any Guarantor to Banks, the Issuing Bank or Agent under or in connection with this Agreement, any Loan Document, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall not be true and correct in any material respect on the date as of which made.

         10.2 NON-PAYMENT. Nonpayment of principal of any Note when due, or nonpayment of interest upon any Note or of any fees or other Obligations under any of the Loan Documents within five (5) Business Days after the same becomes due.

         10.3 OTHER DEFAULTS. The breach by Borrower of any of the terms or provisions of this Agreement (other than any term or provision of Article IX [which are separately addressed in Section 10.15] or any term or provision covered by another Section of this Article X) which is not remedied within thirty (30) days after the earlier of: (i) knowledge of the occurrence of such breach by Borrower or any Guarantor, or (ii) notice of the breach having been given to or received by Borrower or any Guarantor.

         10.4 OTHER INDEBTEDNESS. Notwithstanding any higher dollar limitations applicable to any litigation, suits or proceedings pursuant to Section 6.7:

                  (a) Failure of Borrower or any Guarantor to pay when due (after any applicable grace period and after notice from the holder thereof) any Indebtedness exceeding $100,000.00 in any instance or $500,000.00 in the aggregate; or

                  (b) The default (after any applicable grace period and after notice from the holder thereof) by Borrower or any Guarantor in the performance of any term, provision or condition contained in any agreement under which any Indebtedness exceeding $100,000.00 in any instance or $500,000.00 in the aggregate was created or is governed; or

                  (c) Any other event shall occur or condition exist (after any applicable grace period and after notice from the holder thereof), the effect of which is to cause, or to permit the holder or holders of any Indebtedness of Borrower or any Guarantor exceeding $100,000.00 in any instance or $500,000.00 in the aggregate to cause such Indebtedness to become due prior to its stated maturity; or

                  (d) Any Indebtedness of Borrower or any Guarantor exceeding $100,000.00 in any instance or $500,000.00 in the aggregate shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the stated maturity thereof (after any applicable grace period and after notice from the holder thereof); or

                  (e) Any contingent Indebtedness of Borrower or any Guarantor becomes direct or absolute (including, without limitation, under any Letter of Credit, surety bond, construction bond, or other contingent obligation); or

                  (f) Borrower or any Guarantor shall not pay, or shall admit in writing its inability to pay, its debts generally as they become due.

         10.5 BANKRUPTCY. Borrower or any Guarantor shall:

                           (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect;

                           (ii) make an assignment for the benefit of creditors;

                           (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property;

                           (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file, within the applicable time period for the filing thereof, an answer or other pleading denying the material allegations of any such proceeding filed against it; or

                           (v) fail to contest in good faith any appointment or proceeding described in Section 10.6.

         10.6 RECEIVER. A receiver, trustee, examiner, liquidator or similar official shall be appointed for Borrower or any Guarantor or any Substantial Portion of its Property without the application, approval or consent of Borrower or Guarantors, or a proceeding described in Section 10.5(v) shall be instituted against Borrower or any Guarantor and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) consecutive days.

         10.7 JUDGMENT. Notwithstanding any higher dollar limitations applicable to any litigation, suits or proceedings pursuant to Section 6.7, Borrower or any Guarantor shall fail within sixty (60) days to pay, bond or otherwise discharge any judgment or order (which has not been stayed on appeal and is not otherwise being appropriately contested in good faith) for the payment of money in excess of $100,000.00 in any instance or $500,000.00 in the aggregate or which has a Material Adverse Effect.

         10.8     UNFUNDED LIABILITIES.



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                  (a) Any Unfunded Liabilities under any Single Employer Plan shall exist; or

                  (b) Any Reportable Event shall occur in connection with any Plan, which Reportable Event has had or would reasonably be expected to have a Material Adverse Effect.

         10.9 WITHDRAWAL LIABILITY. Borrower, or any Guarantor or any member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by Borrower or such Guarantor or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $500,000.00 or requires payments exceeding $100,000.00 per annum; provided, however, that such event shall not constitute an Event of Default as long as Borrower, such Guarantor or the Controlled Group member, as applicable, is contesting in good faith the imposition of withdrawal liability.

         10.10 INCREASED CONTRIBUTIONS. Borrower, or any Guarantor, or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization, if as a result of such reorganization the aggregate annual contributions of Borrower, Guarantors and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization occurs by an amount exceeding $100,000.00.

         10.11 CHANGE IN CONTROL.

                  (a) Any Change in Control shall occur; or

                  (b) Alec Engelstein and Harry Engelstein and their wives, children and children's spouses, and grandchildren fail to maintain beneficial ownership of at least thirty percent (30%) of the issued and outstanding capital stock of Borrower.

         10.12 DISSOLUTION. The dissolution or liquidation of Borrower or any Guarantor shall occur, except as permitted under Section 8.3.

         10.13 GUARANTY. The Guaranty shall fail to remain in full force or effect with respect to any Guarantor or any action shall be taken by any Guarantor to discontinue or to assert the invalidity or unenforceability of the Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of the Guaranty, or any Guarantor denies that it has any further liability under the Guaranty or gives notice to such effect.

         10.14 COLLATERAL. Borrower shall fail to provide in accordance with
Section 2.22 (i) all



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Collateral and Collateral Documents for the Obligations, or (ii) all Due
Diligence Documents relating to the Collateral.

         10.15 FINANCIAL COVENANTS.

                  (a) The ratio of Consolidated Liabilities to Consolidated Tangible Net Worth equals or exceeds 3.0:1.0 for two (2) consecutive fiscal quarters or three (3) of any trailing five (5) fiscal quarters; or

                  (b) The ratio EBITDA to Consolidated Interest Incurred equals or is less than 1.25:1.0 for two (2) consecutive or three (3) of any trailing five (5) fiscal quarters; or

                  (c) Borrower shall fail to satisfy (i) the Consolidated Tangible Net Worth Test as required in Section 9.1, (ii) the Leverage Test as required in Section 9.2, (iii) the Interest Coverage Test as required in Section 9.3, (iv) the Fixed Charge Coverage Test as required in Section 9.4, (v) the Dividend Payout Test as required in Section 9.5, or (vi) the Land Holding Test as required in Section 9.6 and such failure (for any, even if not the same, Financial Covenant Test) continues for three (3) consecutive fiscal quarters or four (4) of any trailing six (6) fiscal quarters.

         10.16 SENIOR DEBT RATING. Borrower shall fail to maintain for more that ninety (90) days a Senior Debt Rating (i) with at least two (2) of the following rating agencies: Moody's Investors Service, Inc., Standard & Poor's Corporation, Fitch's Investment Service and Duff & Phelps Credit Rating Co., one (1) of which must be Moody's Investors Service, Inc. or Standard & Poor's Corporation, or
(ii) where Standard & Poor's Corporation issues a rating of at least a B or Moody's Investors Services, Inc. issues a rating of at least a B2.

                                   ARTICLE XI
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         11.1 ACCELERATION; REMEDIES.

                  (a) If any Event of Default described in Section 10.5 or 10.6 occurs with respect to Borrower or any Guarantor, the obligations of Banks to make Loans and of the Issuing Bank to issue Facility Letters of Credit hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of Agent, the Issuing Bank or any Bank. If any other Event of Default occurs, the Majority Banks may terminate or suspend the obligations of Banks to make Loans and of the Issuing Bank to issue Facility Letters of Credit hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower hereby expressly waives.



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                  (b) Upon the occurrence of any Event of Default and upon the directive of the Majority Banks, Agent or, but only upon directive of all of the Banks, any Bank shall proceed to protect, exercise and enforce the rights and remedies of Agent and Banks under the Loan Documents and the Guaranty against Borrower, any Guarantor and any other party and such other rights and remedies as are provided by law or equity.

                  (c) The order and manner in which Banks' rights and remedies are to be exercised shall be determined by the Majority Banks in their sole discretion, and all payments received by Agent and Banks, or any of them, shall be applied first to the costs and expenses (including attorneys' fees and disbursements) of Agent and of Banks, and thereafter paid pro rata to each Bank in the same proportions that each Bank's Commitment bears to the Aggregate Commitment, without priority or preference among Banks. Regardless of how each Bank may treat payments for the purpose of its own accounting, for the purpose of computing Borrower's obligations hereunder and under the Notes, payments shall be applied first, to the costs and expenses of Agent and Banks, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application (ratably, and without duplication, according to the accrued and unpaid interest due under each of the Loan Documents), and third, to the payment of all other amounts (including principal and fees) then owing to Agent or Banks under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Banks hereunder or thereunder or at law or in equity.

         11.2 AMENDMENTS. Subject to the provisions of this Article XI, the Majority Banks (or Agent with the consent in writing of the Majority Banks) and Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of Banks or Borrower hereunder or waiving any Event of Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of each Bank and Issuing Bank affected thereby:

                           (i) Extend the maturity of any Loan or Note or forgive all or any portion of the principal amount thereof, or reduce the rate of, or extend the time of payment of, interest or fees thereon;

                           (ii) Release any or all Guarantors from any of their obligations under the Guaranty or the Environmental Agreements;

                           (iii) Change the percentage specified in the definition of Majority Banks;

                           (iv) Increase the amount of the Commitment of any Bank hereunder, or permit Borrower to assign its rights under this Agreement except by operation of law



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         pursuant to a merger permitted under Section 8.3;

                           (v) Amend any provisions of this Agreement relating to Facility Letters of Credit;

                           (vi) Amend any provisions of this Agreement relating to Swing Line Advances without the consent of SunTrust; or

                           (vii) Amend this Section 11.2, Section 11.4, Section 12.7, Section 14.1, Section 14.2 or Section 15.2.3.

No amendment of any provision of this Agreement relating to Agent shall be effective without the written consent of Agent. Agent may waive payment or reduce the amount of the fees referred to in Section 13.12 or the fee required under Section 15.3.2 without obtaining the consent of any other party to this Agreement.

         11.3 PRESERVATION OF RIGHTS. No delay or omission of any Bank or Issuing Bank or Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Event of Default or an acquiescence therein, and the making of a Loan or the issuance, amendment or extension of a Facility Letter of Credit notwithstanding the existence of an Event of Default or the inability of Borrower to satisfy the conditions precedent to such Loan or Facility Letter of Credit shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by Banks (and, if applicable, Agent) required pursuant to Section 11.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to Agent, the Issuing Bank and Banks until the Obligations have been paid in full.

         11.4 NEW GUARANTOR.

                  (a) Unless otherwise agreed to by all of the Banks:

                           (i) Each Subsidiary of Borrower shall be a Guarantor
under this Agreement,

                           (ii) All Subsidiaries of Borrower in existence on the
date of this Agreement shall execute and deliver the Guaranty, and

                           (iii) All Subsidiaries of Borrower coming into
existence after the date of this Agreement (in each case, a "New Guarantor") shall (1) be disclosed to Agent and Banks quarterly in the certificate provided from time to time pursuant to clause (iii) of Section 7.1 (the



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"Compliance Certificate") and (2) become liable as a Guarantor and execute and deliver the documents and instruments described in clause (b) of this Section 11.4.

                  (b) Unless otherwise agreed to by all of the Banks, Borrower shall cause each New Guarantor to execute and deliver to Agent appropriate documents and instruments whereby the New Guarantor assumes the obligations of a Guarantor under the Guaranty and the other Loan Documents, and Borrower shall deliver or cause to be delivered, by and with respect to each New Guarantor, certificates, opinions and other documents substantially similar to those required to be delivered under the provisions of Sections 5.1(i), (ii), (iii),
(iv) and (v) and such other documents as Agent or any Issuing Bank or their respective counsel may reasonably request. All of the documents, instrument and other items described in this clause (b) shall be in form and substance satisfactory to Agent or such Issuing Bank, as the case may be, and shall be delivered to Agent promptly after incorporation/formation of the New Guarantor but in no event later than the date the next Compliance Certificate is required to be furnished pursuant to clause (iii) of Section 7.1.

                                   ARTICLE XII
                               GENERAL PROVISIONS

         12.1 SURVIVAL OF REPRESENTATIONS. All representations and warranties of Borrower contained in this Agreement shall survive delivery of the Notes and the making of the Loans and the issuance, amendment or extension of any Facility Letter of Credit herein contemplated.

         12.2 GOVERNMENTAL REGULATION. Anything contained in this Agreement to the contrary notwithstanding, no Bank or Issuing Bank shall be obligated to extend credit to Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation effective after the date of this Agreement.

         12.3 TAXES. Any recording, intangible, filing or stamp fees or taxes or other similar assessments or charges made by any governmental or revenue authority in respect of the Loan Documents shall be paid by Borrower, together with interest and penalties, if any.

         12.4 HEADINGS. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

         12.5 ENTIRE AGREEMENT. The Loan Documents and the commitment letter (including the letter agreements incorporated therein) referred to in this Agreement embody the entire agreement and understanding among Borrower, Agent and Banks and supersede all prior agreements and understandings among Borrower, Agent, and Banks relating to the subject matter thereof.



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

         12.6 NATURE OF OBLIGATIONS; BENEFITS OF THIS AGREEMENT.

                  (a) The respective obligations of Banks hereunder are several and not joint and no Bank shall be the partner or agent of any other (except to the extent to which Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder.

                  (b) This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns.

         12.7 EXPENSES; INDEMNIFICATION. Borrower shall reimburse Agent for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and costs) paid or incurred by Agent in connection with the preparation, negotiation, execution, delivery, review, amendment, modification, and administration of the Loan Documents. Borrower also agrees to reimburse Agent, Banks and each Issuing Bank for any reasonable costs, internal charges and out-of-pocket expenses (including reasonable attorneys' fees and time charges of attorneys for Agent, Banks and such Issuing Bank) paid or incurred by Agent, any Bank or such Issuing Bank in connection with the collection and enforcement of the Loan Documents. Borrower further agrees to indemnify and hold harmless Agent and each Bank or Issuing Bank, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not Agent or any Bank or Issuing Bank is a party thereto and any amounts payable pursuant to Section 12.3) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder (except to the extent arising due to the gross negligence or willful misconduct of the indemnified Person). The obligations of Borrower under this Section shall survive the termination of this Agreement.

         12.8 NUMBERS OF DOCUMENTS. All statements, notices, closing documents, and requests hereunder shall be furnished to Agent with sufficient counterparts so that Agent may furnish one to each of Banks.

         12.9 ACCOUNTING. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP.

         12.10 SEVERABILITY OF PROVISIONS. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.



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

         12.11 NONLIABILITY OF BANKS AND ISSUING BANK. The relationship between Borrower and Banks and Agent shall be solely that of borrower and lender. Neither Agent nor any Bank or Issuing Bank shall have any fiduciary responsibilities to Borrower. Neither Agent nor any Bank or Issuing Bank undertakes any responsibility to Borrower to review or inform Borrower of any matter in connection with any phase of Borrower's business or operations.

         12.12 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF FLORIDA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         12.13 ARBITRATION. Subject to the provisions of this Section 12.13, Borrower, Banks and Agent agree to submit to binding arbitration any and all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents if permitted by law or a contract between them and such persons) relating to this Agreement and the Loan Documents and the negotiation, execution, collateralization, administration, repayment, modification, extension or collection thereof or arising thereunder. Such arbitration shall proceed in West Palm Beach, Florida, shall be governed by Florida law and shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "AAA"), as modified in this Section 12.13. Judgment upon the award rendered by each arbitrator(s) may be entered in any court having jurisdiction.

                  (a) Nothing in the preceding paragraph, nor the exercise of any right to arbitrate thereunder, shall limit the right of any party hereto (1) to foreclose against any real or personal property collateral encumbered by a Mortgage or other Loan Document, or otherwise permitted under applicable law;
(2) subject to provisions of applicable law, to exercise self-help remedies such as setoff or repossession or other self-help remedies provided in this Agreement or any other Loan Document; or (3) to obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment, or appointment of a receiver from a court having jurisdiction, before, during or after the pendency of any arbitration proceeding, or (4) to defend or obtain injunctive or other equitable relief from a court of competent jurisdiction against the foregoing or assert mandatory counterclaims, if any, prior to and during the pendency of a determination in arbitration of issues of performance, default, damages and other such claims and disputes.

                  (b) Arbitration hereunder shall be before a three-person panel of neutral arbitrators, consisting of one person from each of the following categories: (1) an attorney who has practiced in the area of commercial real estate law for at least ten (10) years; (2) a person with at least ten (10) years' experience in real estate lending; and (3) a person with at least ten
(10) years' experience in the homebuilding industry. The AAA shall submit a list of persons meeting the criteria outlined above for each category of arbitrator, and the parties shall select one



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person from each category in the manner established by the AAA.

                  (c) In any dispute between the parties that is arbitratable hereunder, where the aggregate of all claims and the aggregate of all counterclaims is an amount less than Fifty Thousand And No/100ths Dollars ($50,000.00), the arbitration shall be before a single neutral arbitrator to be selected in accordance with the Commercial Rules of the American Arbitration Association and shall proceed under the Expedited Procedures of said Rules.

                  (d) In any arbitration hereunder, the arbitrators shall decide (by documents only or with a hearing, at the arbitrators' discretion) any pre-hearing motions which are substantially similar to pre-hearing motions to dismiss for failure to state a claim or motions for summary adjudication.

                  (e) In any arbitration hereunder, discovery shall be permitted in accordance with the Florida Rules of Civil Procedure. Scheduling of such discovery may be determined by the arbitrators, and any discovery disputes shall be finally determined by the arbitrators.

                  (f) The Florida Rules of Evidence shall control the admission of evidence at the hearing in any arbitration conducted hereunder; provided, however, no error by the arbitrators in application of the Rules of Evidence shall be grounds, as such, for vacating the arbitrators' award.

                  (g) Notwithstanding any AAA rule to the contrary, the arbitration award shall be in writing and shall specify the factual and legal basis for the award, including findings of fact and conclusions of law.

                  (h) Each party shall each bear its own costs and expenses and an equal share of the arbitrators' costs and administrative fees of arbitration.

         12.14 CONSENT TO JURISDICTION. BORROWER AND EACH BANK HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF FLORIDA (NORTHERN DIVISION), OR ANY FLORIDA STATE COURT IN PALM BEACH COUNTY, FLORIDA IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND BORROWER AND EACH BANK HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVE ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 12.14 SHALL LIMIT THE RIGHT OF AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER



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JURISDICTION. SUBJECT TO THE PROVISIONS OF SECTION 12.13, UNLESS PROHIBITED BY
LAW, ANY JUDICIAL PROCEEDING BY BORROWER AGAINST AGENT OR ANY BANK OR ANY AFFILIATE OF AGENT OR ANY BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT IN A COURT IN WEST PALM BEACH, FLORIDA.

         12.15 WAIVER OF JURY TRIAL. BORROWER, AGENT AND EACH BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

         12.16 CONFIDENTIALITY. Bank and Agent agree to use commercially reasonable efforts to keep confidential any financial reports and other information from time to time supplied to them by Borrower hereunder to the extent that such information is not and does not become publicly available through or with the consent or acquiescence of Borrower, except for disclosure
(i) to Agent and the other Banks or to a Transferee, (ii) to legal counsel, accountants, and other professional advisors to a Bank, Agent or a Transferee,
(iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Bank is a party, and (vi) permitted by Section 15.4. Any Bank or Agent disclosing such information shall use commercially reasonable efforts to advise the Person to whom such information is disclosed of the foregoing confidentiality agreement and to direct such Person to comply therewith.

         12.17 LIMIT ON INTEREST. Anything herein or in the Notes to the contrary notwithstanding, the obligations of the Borrower under this Agreement and the Notes to the Banks shall be subject to the limitation that payments of interest to any Bank shall not be required to the extent that receipt of any such payment by such Bank would be contrary to provisions of law applicable to such Bank (if any) which limit the maximum rate of interest which may be charged or collected by such Bank; PROVIDED, HOWEVER, that nothing herein shall be construed to limit the Banks to presently existing maximum rates of interest, if an increased interest rate is hereafter permitted by reason of applicable federal or state legislation. In the event that the Borrower makes any payment of interest, fees or other charges, however denominated, pursuant to this Agreement or any of the Notes, which payment results in the interest paid by the Borrower to any Bank to exceed the maximum rate of interest permitted by applicable law, any excess over such maximum shall be applied in reduction of the principal balance owed to such Bank as of the date of such payment, or if such excess exceeds the amount of principal owed to such Bank as of the date of such payment, the difference shall be paid by such Bank to the Borrower.



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                                  ARTICLE XIII
                                      AGENT

         13.1 APPOINTMENT. SunTrust is hereby appointed Agent hereunder and under each other Loan Document, and each of Banks irrevocably authorizes Agent to act as the agent of such Bank. Agent agrees to act as such upon the express conditions contained in this Article XIII. Agent shall not have a fiduciary relationship in respect of Borrower, any Bank or the Issuing Bank by reason of this Agreement.

         13.2 POWERS. Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. Agent shall have no implied duties to Banks, or any obligation to Banks to take any action thereunder except any action specifically provided by the Loan Documents to be taken by Agent. Agent shall have the sole and exclusive right to take any actions or to give any notices relating to this Agreement pursuant to the Indenture.

         13.3 GENERAL IMMUNITY. Neither Agent (in its capacity as Agent and not in its capacity as a Bank) nor any of its directors, officers, agents or employees shall be liable to Borrower or any Bank for action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except for its or their own gross negligence or willful misconduct.

         13.4 NO RESPONSIBILITY FOR LOANS, RECITALS, ETC. Neither Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Loan Document or any borrowing or any request for the issuance, amendment or extension of any Facility Letter of Credit hereunder; (ii) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document or Reimbursement Agreement, including, without limitation, any agreement by an obligor to furnish information directly to each Bank; (iii) the satisfaction of any condition specified in Article IV or V, except receipt of items required to be delivered to Agent; or (iv) the validity, effectiveness or genuineness of any Loan Document (including without limitation any Reimbursement Agreement) or any other instrument or writing furnished in connection with any of the foregoing. Agent shall have no duty to disclose to Banks information that is not required to be furnished by Borrower to Agent at such time, but is voluntarily furnished by Borrower to Agent (either in its capacity as Agent or in its individual capacity).

         13.5 ACTION ON INSTRUCTIONS OF BANKS. Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Majority Banks (except as otherwise provided in Section



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11.2), and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of Banks and on all holders of Notes. Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by Banks pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         13.6 EMPLOYMENT OF AGENTS AND COUNSEL. Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to Banks, except as to money or securities or other Property received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder and under any other Loan Document.

         13.7 RELIANCE ON DOCUMENTS; COUNSEL. Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by Agent, which counsel may be employees of Agent.

         13.8 AGENT'S REIMBURSEMENT AND INDEMNIFICATION. Banks agree to reimburse and indemnify Agent ratably in proportion to their respective Commitments (i) for any amounts not reimbursed by Borrower for which Agent is entitled to reimbursement by Borrower under the Loan Documents, (ii) for any other "out of pocket" expenses incurred by Agent on behalf of Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents, and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby, or the enforcement of any of the terms thereof or of any such other documents, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of Agent or for any fee payable to Agent pursuant to Section 2.5(a). The obligations of Banks under this Section 13.8 shall survive payment of the Obligations and termination of this Agreement.

         13.9 RIGHTS AS A BANK OR ISSUING BANK. In the event Agent is a Bank, Agent shall have the same rights and powers hereunder and under any other Loan Document as any Bank and may exercise the same as though it were not Agent, and the term "Bank" or "Banks" shall, at any time when Agent is a Bank, unless the context otherwise indicates, include Agent in its individual capacity. In the event Agent is an Issuing Bank, Agent shall have the rights and powers of the Issuing Bank hereunder and may exercise the same as though it were not Agent, and the term "Issuing Bank" shall, at any time when Agent is the Issuing Bank, unless the



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context otherwise indicates, include and mean Agent in its capacity as the
Issuing Bank. Agent may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with Borrower or any of its Subsidiaries in which Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         13.10 BANK CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon Agent or any other Bank and based on the financial statements prepared by Borrower and Guarantors and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Bank also acknowledges that it will, independently and without reliance upon Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         13.11 SUCCESSOR AGENT. Agent may resign at any time by giving written notice thereof to Banks and Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, sixty (60) days after the retiring Agent gives notice of its intention to resign. Agent may be removed at any time with cause by written notice received by Agent from the Majority Banks, such removal to be effective on the date specified by such Banks. The consent of Borrower shall be required prior to any removal of Agent becoming effective; provided, however, that if an Event of Default has occurred and is continuing, the consent of Borrower shall not be required. Upon any such resignation or removal, the Majority Banks shall have the right to appoint, on behalf of Borrower and Banks, a successor Agent. Any Bank can be a successor Agent upon the approval of the Majority Banks. Any other successor Agent shall be appointed only with the prior reasonable consent of Borrower. If no successor Agent shall have been so appointed by the Majority Banks within forty-five (45) days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of Borrower and Banks, a successor Agent. If Agent has resigned or been removed and no successor Agent has been appointed, Banks may perform all the duties of Agent hereunder and Borrower shall make all payments in respect of the Obligations to the applicable Bank and for all other purposes shall deal directly with Banks. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $250,000,000.00. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Bank had not sold such participating interests, and Borrower, Agent and the Issuing Bank shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents.



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         13.12 AGENT'S FEE. Borrower agrees to pay to Agent, for its own account, the fees agreed to by Borrower and Agent pursuant to that certain commitment letter (including the letter agreement incorporated therein) between them and SunTrust Equitable Securities Corporation dated March 9, 1998 (signed and accepted by Borrower on March 11, 1998), or as otherwise agreed from time to time.

                                   ARTICLE XIV
                            SETOFF; RATABLE PAYMENTS

         14.1 SETOFF. In addition to, and without limitation of, any rights of any Bank or any Issuing Bank under applicable law, if Borrower becomes insolvent, however evidenced, or any Event of Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Bank or Issuing Bank to or for the credit or account of Borrower may be offset and applied toward the payment of the Obligations owing to such Bank or Issuing Bank, whether or not the Obligations, or any part thereof, shall then be due.

         14.2 RATABLE PAYMENTS. If any Bank (whether by setoff or otherwise) has payment made to it upon its Loans in a greater proportion than that received by any other Bank (other than payments received pursuant to Sections 3.1, 3.2 or 3.4 or other provisions of this Agreement that indicate that the payment is for its account, such Bank agrees, promptly upon demand, to purchase a portion of the Loans held by the other Banks so that after such purchase each Bank will hold its ratable proportion of Loans. If any Bank, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Bank agrees, promptly upon demand, to take such action necessary such that all Banks share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is prevented, restricted or otherwise impeded by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XV
                BENEFIT OF AGREEMENT, ASSIGNMENTS; PARTICIPATIONS

         15.1 SUCCESSORS AND ASSIGNS. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of Borrower, Agent, Banks and the Issuing Bank and their respective successors and assigns, except that (i) Borrower shall not have the right to assign its rights or obligations under the Loan Documents (except as otherwise permitted under Section 8.3), and
(ii) any assignment by any Bank must be made in compliance with Section 15.3. Notwithstanding clause (ii) of this Section, any Bank may at any time, without the consent of Borrower or Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment shall release the transferor Bank from its obligations hereunder. Agent may treat the payee of any Note as the owner thereof



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for all purposes hereof unless and until such payee complies with Section 15.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         15.2 PARTICIPATIONS.

                  15.2.1 PERMITTED PARTICIPANTS; EFFECT. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other Persons that are not, and that are not Affiliates of a Person, in the home building business ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under the Loan Documents in an amount of not more than one half (1/2) of its Commitment, so long as immediately following such sale the selling Bank shall retain at least $10,000,000.00 of its Commitment (subject to reduction by Borrower pursuant to Section 2.5 (d)). In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any such Note for all purposes under the Loan Documents, all amounts payable by Borrower under this Agreement shall be determined as if such Bank has not sold such participating interests, and Borrower, Agent and the Issuing Bank shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents.

                  15.2.2 VOTING RIGHTS. Each Bank shall retain the sole right to approve, and/or grant its consent to, without the consent of any Participant, any amendment, modification or waiver or other matter relating to any provision of the Loan Documents.

                   15.2.3 BENEFIT OF SETOFF. Borrower agrees that each Participant shall be deemed to have the right of setoff provided in Section 14.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Bank under the Loan Documents, provided that each Bank shall retain the right of setoff provided in Section 14.1 with respect to the amount of participating interests sold to each Participant. Banks agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 14.1, agrees to share with each Bank, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 14.2 as if each Participant were a Lender.

         15.3 ASSIGNMENTS.



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

                  15.3.1 PERMITTED ASSIGNMENTS. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other financial institutions that are not, and that are not Affiliates of a Person, in the home building business ("Purchasers") all or any part of its rights and obligations under the Loan Documents in the amount of not less than $10,000,000.00 (subject to reduction by Borrower pursuant to Section 2.5(d) and if more than $10,000,000.00, then in minimum increments of $10,000,000.00), provided that each such assignment shall be of a constant, and not a varying, percentage of the assigning Bank's rights and obligations under the Loan Documents; and provided further, that immediately following such assignment, the assigning Bank either (i) shall retain a Commitment of not less than $10,000,000.00 (subject to reduction by Borrower pursuant to Section 2.5
(d)), or (ii) shall have assigned all of its Commitment and have no remaining interest in the Obligations. Before making or agreeing to make any such assignment, the assigning Bank shall first offer to make the assignment to SunTrust, which may accept or reject the offered assignment in whole or in part in accordance with this Section 15.3, and then any balance not accepted by SunTrust within ten (10) days after the Offer Notice (hereinafter defined) as hereinafter provided shall be offered by the assigning Bank to the Banks other than SunTrust (ratably in proportion to their Commitments), any and all of which Banks may accept or reject the offered assignment in whole or in part in accordance with this Section 15.3. Any offer to SunTrust or any other Bank pursuant to the preceding sentence shall be at par as of the effective date of the assignment without retention of fees or any profit margin or other compensation by the assigning Bank, and notice of the offer (to SunTrust and, if applicable, the other Banks) shall be given in writing by the assigning Bank in accordance with Article XVI (the "Offer Notice"). SunTrust (and, if applicable, the other Banks) shall be deemed to have rejected any assignment offered if they do not confirm their agreement to accept the assignment by written notice given to the assigning Bank (the "Acceptance Notice") within ten (10) days after receiving the assigning Banks' Offer Notice. If SunTrust (or, if applicable, any other Bank) agrees to accept the assignment described in an Offer Notice within said ten (10) day period, then it and the assigning Bank shall close the purchase and the assignment within ten (10) days after the giving of the Acceptance Notice to the assigning Bank. Neither SunTrust nor any other Bank shall ever be obligated to accept any assignment except to the extent set forth in its Acceptance Notice, if any. Any assignment pursuant to this Section 15.3 shall be substantially in the form of EXHIBIT "I" hereto or in such other form as may be agreed to by the parties thereto, subject to the limitations on the terms of any assignment to SunTrust or any other Bank described above. The consent of Borrower and Agent shall be required prior to an assignment becoming effective, such consent not to be unreasonably withheld or delayed; provided, however, that if an Event of Default has occurred and is continuing, the consent of Borrower shall not be required.

                  15.3.2 EFFECT; EFFECTIVE DATE. Two (2) Business Days after (i) delivery to Agent of a notice of assignment, substantially in the form attached as EXHIBIT "1" to EXHIBIT "I" hereto (a "Notice of Assignment"), together with any consents required by Section 15.3.1, and (ii) payment by the Bank of a $3,000.00 fee to Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment.



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The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA.

         On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and any other Loan Document executed by Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by Borrower, Banks or Agent shall be required to release the transferor Bank with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 15.3.2, the transferor Bank, Agent and Borrower shall make appropriate arrangements so that replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their Commitment, as adjusted pursuant to such assignment.

         15.4 DISSEMINATION OF INFORMATION. Borrower authorizes each Bank to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all public information in such Bank's possession concerning the creditworthiness of Borrower, Guarantors and their Subsidiaries; provided that each Transferee and prospective Transferee agrees to be bound by
Section 12.16 of this Agreement.

         15.5 TAX TREATMENT. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 2.20.

                                   ARTICLE XVI
                                     NOTICES

         16.1 GIVING NOTICE. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing and sent by a nationally recognized overnight courier, or by personal delivery, or by registered or certified U.S. mail, postage prepaid and return receipt requested, addressed or delivered to such party at its address set forth below its signature hereto or at such other address as may be designated by such party in a notice to the other parties. Any notice given in the manner set forth herein shall be deemed given on the earlier of (i) one (1) Business Day after sent by such overnight courier, (ii) the day of delivery, if sent by personal delivery, or (iii) two (2) Business Days after deposit in the U.S. Mail in the manner described above.



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

         16.2 CHANGE OF ADDRESS. Borrower, Agent, any Bank and the Issuing Bank may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                  ARTICLE XVII
                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by Borrower, Agent, and Banks and each party has notified Agent by telex or telephone, that it has taken such action.

         IN WITNESS WHEREOF, Borrower, Banks, and Agent have executed this Agreement as of the date first above written.

BORROWER:

                                    ENGLE HOMES, INC., a Florida corporation

                                    By:_________________________________________
                                          Name: David Shapiro
                                          Title: Vice President

                                                                          (SEAL)

                                    123 N.W. 13TH STREET, SUITE 300
                                    BOCA RATON, FL 33432
                                    ____________________________________________
                                    Attention: DAVID SHAPIRO, VICE PRESIDENT

COMMITMENTS

                                    BANKS:

$45,000,000.00                      SUNTRUST BANK, SOUTH FLORIDA,
                                    NATIONAL ASSOCIATION



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

                                    By:_________________________________________
                                          Name: Jeffrey I. Shulman
                                          Title: Group Vice President

                                    222 LAKEVIEW AVENUE, SUITE 305
                                    WEST PALM BEACH, FL 33401
                                    ____________________________________________
                                    Attention: Jeffrey I. Shulman, Group Vice
                                    President


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$30,000,000.00                      NATIONSBANK, N.A.

                                    By:_________________________________________
                                          Name:
                                          Title:

                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    Attention: _________________________________

$25,000,000.00                      GUARANTY FEDERAL BANK, FSB

                                    By:_________________________________________
                                          Name:
                                          Title:

                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    Attention: _________________________________

$20,000,000.00                      BANK ONE, ARIZONA, N.A.

                                    By:_________________________________________
                                          Name:
                                          Title:

                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    Attention: _________________________________


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


$20,000,000.00                      BANKBOSTON, N.A.

                                    By:_________________________________________
                                          Name:
                                          Title:

                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    Attention: _________________________________

$10,000,000.00                      NORWEST BANK COLORADO, NATIONAL ASSOCIATION

                                    By:_________________________________________
                                          Name:
                                          Title:

                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    Attention: _________________________________

$10,000,000.00                      CREDIT LYONNAIS, ATLANTA AGENCY

                                    By:_________________________________________
                                          Name:
                                          Title:

                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    Attention: _________________________________


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


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

$ 10,000,000.00                     BANQUE PARIBAS

                                    By:_________________________________________
                                          Name:
                                          Title:

                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________
                                    Attention: _________________________________

                                    AGENT:

                                    SUNTRUST BANK, SOUTH FLORIDA, NATIONAL
                                    ASSOCIATION, a national banking association

                                    By:_________________________________________
                                          Name: Jeffrey I. Shulman
                                          Title: Group Vice President

                                    222 LAKEVIEW AVENUE, SUITE 305
                                    WEST PALM BEACH, FL 33401
                                    ____________________________________________
                                    Attention: JEFFREY I. SHULMAN, GROUP VICE
                                    PRESIDENT


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